UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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CERENCE INC.
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Cerence Inc.

25 Mall Road

Suite 416

Burlington, MA 01803

January 5, 2024

Dear Fellow Shareholders:

On behalf of Cerence, thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value to our shareholders.

While fiscal year 2023 was a transitional year for Cerence, we continued to build on the company’s leadership in conversational AI for the car. Highlights from the fiscal year included:

•	Securing 14 strategic design wins including nine for our Cerence Assistant platform;

•	Adding nine new customers including two additional two-wheeler customers;

•	Achieving five competitive displacements against niche competitors and consumer tech;

•	Attaining additional wins in AIoT, non-transportation markets;

•	Embarking on a product strategy incorporating the latest achievements in Generative AI and Large Language Models (LLMs);

•	Showing 15 Proof of Concept programs incorporating new Generative AI technology to global OEMs; and

•	Exceeding top and bottom-line performance expectations set at the beginning of the fiscal year.

In fiscal year 2023, while the semiconductor shortages and factory shutdowns throughout the globe due to COVID-19 were mainly resolved, macro concerns such as rising interest rates, global economic growth and geopolitical events remained a drag on increases to auto production.

We refined our long-term product strategy in response to the significant advancements in Generative AI and LLMs introduced during the fiscal year. This resulted in an evolution of our Destination Next strategy that we believe will serve us and our customers well in supporting our efforts to create uniquely branded immersive companion experiences for our customers. Led by a management team strengthened with recent additions, Cerence will remain focused on executing our long-term vision and building long-term shareholder value. We look forward to having you join us for this journey.

At our 2024 Annual Meeting of Shareholders, shareholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the notice and in the proxy statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

Arun Sarin	Stefan Ortmanns
Chairman of the Board	Chief Executive Officer

Cerence Inc.

25 Mall Road

Suite 416

Burlington, MA 01803

NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

The 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of Cerence Inc. (the “Company”) will be held on Thursday, February 15, 2024 at 11:00 a.m. Eastern Time. The 2024 Annual Meeting will be a virtual shareholders meeting at www.proxydocs.com/CRNC being held for the following purposes:

(1)

Election of nine directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

(3)	Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024; and

(4)	Transaction of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This notice of our annual meeting of shareholders contains details of the business to be conducted at the 2024 Annual Meeting. The Board of Directors has fixed the close of business on December 18, 2023 as the record date for determination of shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to vote at the 2024 Annual Meeting will be available at 25 Mall Road, Suite 416, Burlington, MA 01803 on the date of, and for ten days prior to, the 2024 Annual Meeting. To participate in the 2024 Annual Meeting virtually via the Internet, please visit www.proxydocs.com/CRNC. In order to attend, you must register in advance at www.proxydocs.com/CRNC prior to the deadline of February 13, 2024 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2024 Annual Meeting in person. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” in the proxy statement and, if you requested to receive printed proxy materials, your enclosed proxy card.

Please refer to the proxy statement for further information with respect to the business to be transacted at the 2024 Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder

Meeting to be held on February 15, 2024

This Notice of the 2024 Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report on Form 10-K are

available for viewing, printing and downloading at www.proxydocs.com/CRNC.

By Order of the Board of Directors,

Jennifer Salinas

Secretary

Burlington, Massachusetts

January 5, 2024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF CERENCE INC.

February 15, 2024

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by Cerence Inc. (“we,” “us,” “our,” “Cerence” or the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the 2024 Annual Meeting of Shareholders of the Company to be held virtually on Thursday, February 15, 2024 at 11:00 a.m. Eastern Time, at www.proxydocs.com/CRNC (the “2024 Annual Meeting”). On or about January 5, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

PROXY STATEMENT SUMMARY

This Proxy Statement provides information for shareholders of Cerence, as part of the solicitation of proxies by the Company and its Board of Directors from holders of the outstanding shares of the Company’s common stock (“Common Stock”), for use at the 2024 Annual Meeting. This summary highlights select information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

2024 Annual Meeting

Date and Time:	Thursday, February 15, 2024, at 11:00 a.m. Eastern Time
Location:	The meeting is a virtual shareholder meeting only at www.proxydocs.com/CRNC

Voting Items

The following table summarizes the proposals to be considered at the 2024 Annual Meeting and the voting recommendations of the Board of Directors with respect to each proposal.

Proposal Number	Proposal	Board Voting Recommendation
1	Election of director nominees named in this Proxy Statement	FOR each Director Nominee
2	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement	FOR
3	Ratification of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024	FOR

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on February 15, 2024

We are furnishing proxy materials to our shareholders primarily via the Internet. On or about January 5, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

This Proxy Statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/CRNC.

A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2023, will be furnished without charge to any shareholder upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Investor Relations.

This Proxy Statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

Business Overview

Cerence builds AI-powered virtual assistants for the mobility/transportation market. Our primary target is the automobile market, but our solutions can apply to all forms of transportation including but not limited to two-wheel vehicles, planes, tractors, cruise ships and elevators. Our solutions power natural conversational and intuitive interactions between vehicles, drivers and passengers, and the broader digital world. We are a premier provider of AI-powered assistants and innovations for connected and autonomous vehicles, including one of the world’s most popular software platforms for building automotive virtual assistants, such as “Hey BMW” and “Ni hao Banma”. Our customers include all major automobile original equipment manufacturers (“OEMs”) or their tier 1 suppliers worldwide, including BMW, Daimler, FCA Group, Ford, Geely, GM, Renault-Nissan, SAIC, Toyota, Volkswagen Group, Aptiv, Bosch, Continental, DENSO TEN, NIO, XPeng and Harman. We deliver our solutions on a white-label basis, enabling our customers to deliver customized virtual assistants with unique, branded personalities and ultimately strengthening the bond between their brands and end users. Our vision is to enable a more enjoyable, safer journey for everyone.

Our platform utilizes industry-leading speech recognition, natural language understanding, speech signal enhancement, text-to-speech, and acoustic modeling technology to provide a conversational AI-based solution. Virtual assistants built with our platform can enable a wide variety of modes of human-vehicle interaction, including speech, touch, handwriting, gaze tracking and gesture recognition, and can support the integration of third-party virtual assistants into the in-vehicle experience.

Our software platform is a market leader for building integrated, branded and differentiated virtual assistants for automobiles. As a unified platform and common interface for automotive cognitive assistance, our software platform provides OEMs and suppliers with an important control point with respect to the mobility experience and their brand value. Our platform is fully customizable and designed to support our customers in creating their own ecosystem in the automobile and transforming the vehicle into a hub for numerous connected devices and services. Virtual assistants built with our software platform can address user requests across a wide variety of categories, such as navigation, control, media, communication and tools. Our software platform is comprised of edge computing and cloud-connected software components and a software framework linking these components together under a common programming interface. We implement our software platform for our customers through our professional services organization, which works with OEMs and suppliers to optimize our software for the requirements, configurations and acoustic characteristics of specific vehicle models.

Our solutions have been installed in more than 475 million automobiles to date, including over 47 million new vehicles in fiscal year 2023 alone. Based on royalty reports provided by our customers and third-party reports of total vehicle production worldwide, we estimate that approximately 54% of all cars shipped during the fiscal year ended September 30, 2023 included Cerence technologies. Cerence hybrid solutions shipped in approximately 11.0 million vehicles during the fiscal year ended September 30, 2023. In aggregate, over 80 OEMs and Tier 1 suppliers worldwide use our solutions, covering over 70 languages and dialects, including English, German, Spanish, French, Mandarin, Cantonese, Japanese and Hindi.

Since October 1, 2019, we have been an independent publicly-traded company on The Nasdaq Global Select Market under the symbol “CRNC,” after our former parent company, Nuance Communications, Inc. (“Nuance”), completed the legal and structural separation and distribution to its shareholders of all our then outstanding shares (the “Spin Off”).

Recent Event Highlights

Fiscal year 2023 held many accomplishments across Cerence as we work to transform the mobility experience. We secured important customer wins globally, including securing 14 strategic design wins including nine for our Cerence Assistant platform; adding nine new customers, including two additional two-wheeler customers; achieving five competitive displacements against niche competitors and consumer tech; attaining additional wins in AIoT, non-transportation markets; embarking on a product strategy incorporating the latest achievements in Generative AI and Large Language Models (LLMs); showing 15 Proof of Concept programs incorporating new Generative AI technology to global OEMs; and exceeding top and bottom-line performance expectations set at the beginning of the fiscal year.

In fiscal year 2023, we refined our long-term product strategy in response to the significant advancements in Generative AI and LLMs introduced during the fiscal year. This resulted in an evolution of our Destination Next strategy that we believe will serve us and our customers well in supporting our efforts to create uniquely branded immersive companion experiences for our customers.

Cerence believes good governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the long-term interests of the Company and its shareholders. The following summarizes certain recent enhancements to our corporate governance practices and policies:

•	Expanded the size of the Board to nine seats and further increased the diversity of the Board.

•

Expanded the Compensation Committee’s role in overseeing the Company’s environmental, social and governance (“ESG”) performance, strategies, goals, and objectives and monitoring evolving ESG risks and opportunities that are relevant to the Committee’s oversight responsibilities.

•

Updated our policy governing transactions in our securities by directors, officers and employees regarding trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

•	Amended and restated our by-laws in connection with recent changes to SEC rules and the Delaware General Corporation Law and after a review of corporate governance matters.

Board of Directors

Our Board of Directors has a diverse mix of directors with complementary qualifications, skills, expertise, experience and attributes, which is essential to ensuring effective oversight of our business strategy and corporate governance practices. The members of the Board are:

Arun Sarin Independent Board Chairman Former CEO, Vodafone Group Plc.	Seasoned global technology and telecommunications executive.	Sanjay Jha Former CEO GlobalFoundries, Inc., Motorola Mobility Devices and COO Qualcomm	Extensive knowledge and leadership of technology organizations with significant global management experience.
Stefan Ortmanns President and CEO	Expert in technologies, services, software and go-to-market strategy for the automotive industry.	Marcy Klevorn Former CIO, Ford Motor Company and EVP and President, Ford Mobility	Extensive knowledge and leadership of automotive and mobility organizations with significant transformation leadership and corporate governance experience.
Thomas Beaudoin Chief Financial Officer	Abundance of executive, finance, and operational experience in global technology companies.	Kristi Ann Matus Former CFO and COO, Buckle Agency	Finance and accounting expert with extensive enabled services experience.
Marianne Budnik Chief Marketing Officer, VAST Data	Seasoned technology marketing executive at high growth companies.	Alfred Nietzel Former CFO, CDK Global Inc.	Finance and accounting expert with extensive experience in the automotive supplier market.
Douglas Davis Former Senior Vice President, Intel Corp.	Extensive knowledge and leadership of technology organizations with strong global strategic planning, research and development and business acquisitions experience in the automotive industry.

All independent directors have extensive professional experience relevant to their service on our Board. The chart below highlights specific areas in which we believe our directors have particularly deep experience relevant to our current profile and strategic needs. In this regard, during 2023, Ms. Klevorn joined our Board bringing extensive experience in the automotive and mobility industries.

Skills and Qualifications
Board Diversity We are an organization benefiting from directors with a wide range of diverse experiences and backgrounds.	✓	✓		✓	✓	✓

Business/Industry Knowledge

We are a software, solutions and professional services organization benefiting from experienced directors knowledgeable in the industry, markets and channel in which we operate.

	✓	✓	✓	✓	✓	✓	✓

Financial

We are a global publicly traded company conducting complex financial transactions requiring oversight of the processes associated with our financial management and the integrity of our financial results.

	✓			✓	✓	✓	✓
Global/Emerging Markets Experience We are a global organization participating in both mature and emerging markets, and benefit from a Board with prior international exposure and experience.	✓	✓	✓	✓	✓		✓
Leadership We are a complex, global organization benefiting from experienced oversight of our overall strategy and management, including assessing our strategies and operations.	✓	✓	✓	✓	✓	✓	✓

Technology/Innovation

We are a leading provider of cognitive assistants using voice recognition and natural language understanding solutions in highly dynamic and competitive markets and benefit from experience in understanding market trends and disruptive technologies and solutions.

	✓	✓	✓	✓	✓

Board Diversity Matrix

We value diversity and believe that diversity among the directors as to professional and personal experiences is desirable, and the board diversity matrix below summarizes certain self-identified personal characteristics of our board members as of November 8, 2023. No directors self-identified as a person with a disability or military veteran.

Board Diversity Matrix for Cerence Inc.
As of 11/08/2023

Total Number of Directors	9

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identify

Directors	3	6

Part II: Demographic Background

African American or Black

Alaskan Native or Native American

Asian		2

Hispanic or Latinx

Native Hawaiian or pacific Islander

White	3	4

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

Corporate Governance

We are committed to good corporate governance, which we believe promotes the long-term interests of our shareholders, fosters sustained business success, and strengthens our Board of Directors and management accountability. We have the following practices in place to assist us in managing risk in order to promote the long-term interests of our shareholders.

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓

Annual election of directors

Separate Chairman and CEO

Substantial majority of independent directors

100% independent committee members

Independent directors meet regularly

without management present

Shareholder right to call special meetings

Majority voting in director elections with

resignation policy

Proxy access

Annual say-on-pay vote

	✓	Annual Board self-assessment and review of committee charters and governance policies and procedures
	✓	Pay-for-performance philosophy and structure
	✓	Stock ownership requirement for directors and named executive officers, with CEO at 5x annual base salary
	✓	Anti-hedging and pledging policies
	✓	No automatic acceleration of equity awards upon a “change of control”
	✓	Use of independent compensation consultant to Compensation Committee
	✓	Compensation Clawback Policy

VOTING

Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be acted upon at the 2024 Annual Meeting, including the election of directors. Votes cast online or by proxy at the 2024 Annual Meeting will be tabulated by Mediant Communications, Inc., the Inspector of Elections. Any proxy that is voted according to the instructions included in the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (1) “FOR” the election of the nine director nominees described in Proposal One; (2); “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement and as described in Proposal Two; and (3) “FOR” ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm described in Proposal Three. A shareholder may indicate when it votes by the Internet, by telephone or on the enclosed proxy that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2024 Annual Meeting. In general, Delaware law and our Second Amended and Restated By-laws (“By-laws”) provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present online or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present online or represented by proxy for purposes of determining the presence of a quorum.

For Proposal 1 (Election of Directors), each nominee receiving a majority of the votes cast will be elected. For this purpose, a majority of the votes cast means the number of votes cast for a director nominee must exceed the votes cast against that director nominee, with abstentions and broker non-votes not counted as a vote cast with respect to that director nominee. Each director nominee has provided an irrevocable resignation effective upon such person’s failure to receive a majority of the votes cast in an uncontested election. If such director nominee fails to receive a majority of the votes cast, then the Board shall consider such resignation and may either accept such resignation or reject such resignation and seek to address the underlying cause of the vote. The Board shall decide whether to accept or reject the resignation within 90 days following the certification of the shareholder vote. Once the Board makes this decision, the Company will promptly make a public announcement of the Board’s decision, including, in the event that the Board rejects the resignation, a statement regarding the reasons for its decision.

For Proposal 2 (Approval, on a non-binding, advisory basis, of the compensation of our named executive officers), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Because this proposal is a non-binding, advisory vote, the result will not be binding on our Board, our Compensation Committee, or us. However, our Board and our Compensation Committee value input from and the opinions of our shareholders and intend to consider the outcome of the vote when determining the compensation of our named executive officers. Proposal 2 is considered a non-routine matter for which brokers do not have discretionary voting power, and therefore, broker non-votes will have no effect on Proposal 2.

For Proposal 3 (Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for fiscal year 2024), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Proposal 3 is considered a routine matter for which brokers have discretionary voting power.

All shareholders may vote their shares over the Internet, by telephone or during the annual meeting by going to www.proxydocs.com/CRNC. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

•

By Internet. You may vote at www.proxypush.com/CRNC, 24 hours a day, seven days a week. You will need the control number included in your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received before the polls close at the 2024 Annual Meeting on February 15, 2024.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-866-390-5267, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received before the polls close at the 2024 Annual Meeting on February 15, 2024.

•

By Mail. If you received proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the prepaid envelope we have provided. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than February 15, 2024 at 11:00 a.m. Eastern Time to be voted at the 2024 Annual Meeting.

•

During the Annual Meeting. You may vote during the annual meeting by going to www.proxypush.com/CRNC. You will need the control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), it will not limit your right to vote online at the 2024 Annual Meeting.

If you hold your shares through a bank, broker or other nominee, please see the materials they sent to you for information about how to vote before the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

VIRTUAL ANNUAL MEETING

The 2024 Annual Meeting will be a completely virtual meeting. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more efficiently with our shareholders. As such, there will be no physical meeting location, and the meeting will only be conducted via live webcast.

In order to attend, you must register in advance at www.proxydocs.com/CRNC prior to the deadline of February 13, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions, and vote at the meeting. Please be sure to follow instructions found on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials), and/or Voting Instruction Form and subsequent instructions that will be delivered to you via email.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 18, 2023 have the right to receive notice of and to vote at the 2024 Annual Meeting. On December 18, 2023, the Company had 41,237,489 shares of Common Stock issued and outstanding.

PROXIES

Proxies for use at the 2024 Annual Meeting are being solicited by the Company from its shareholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (1) filing with the Corporate Secretary of the Company a signed written statement revoking his, her or its proxy; (2) submitting an executed proxy bearing a date later than that of the proxy being revoked; or (3) by submitting a new vote over the Internet or by telephone. A proxy also may be revoked by attendance at the 2024 Annual Meeting and voting online. Attendance at the 2024 Annual Meeting will not by itself constitute the revocation of a proxy. All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. On any other matters properly brought before the 2024 Annual Meeting, the named proxies shall vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may present proper proposals or nominations for consideration at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) by submitting their proposals or nominations in writing to the Company’s Corporate Secretary in a timely manner. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the shareholder’s notice. A copy of the relevant By-law provision is available upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Investor Relations. In addition, the By-laws have been filed by the Company with the SEC and may be accessed through the SEC’s website at www.sec.gov.

Inclusion of Shareholder Proposals in Proxy Statement

Proposals of shareholders that are intended to be presented at the 2025 Annual Meeting must comply with the requirements of SEC Rule 14a-8. A shareholder’s proposal must be delivered to or mailed and received by us no later than September 7, 2024 in order for it to be included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting.

Inclusion of Director Nominees in Proxy Statement

Our By-laws provide that a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years an aggregate of at least 3% of the outstanding Common Stock, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the number of directors in office as of the deadline for such nomination, provided that the shareholder(s) and nominee(s) satisfy the requirements in the By-laws (a “proxy access nomination”). To be timely, a nomination notice and required information must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that the definitive proxy statement with respect to the preceding year’s annual meeting was first released to shareholders; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received no earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (1) the 120th day prior to such annual meeting or (2) the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2025 Annual Meeting is not so advanced or delayed, shareholders who wish to include a director nominee in our 2025 proxy statement must notify us no earlier than August 8, 2024 and no later than the close of business on September 7, 2024. Such notice must provide the information required by our By-laws.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than December 27, 2024.

Inclusion of Shareholder Proposals or Nominations in Annual Meeting Agenda but Not in Proxy Statement

A shareholder proposal or a nomination for director to be presented at the 2025 Annual Meeting that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Company’s notice of meeting; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2025 Annual Meeting is not so advanced or delayed, shareholders who wish to include a director nominee in our 2025 proxy statement must notify us no earlier than October 18, 2024 and no later than the close of business on November 17, 2024. Such notice must provide the information required by our By-laws.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2024 Annual Meeting, nine directors will be elected to the Board. The Nominating & Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Arun Sarin, Stefan Ortmanns, Thomas Beaudoin, Marianne Budnik, Douglas Davis, Sanjay Jha, Marcy Klevorn, Kristi Ann Matus and Alfred Nietzel, as nominees for election at the 2024 Annual Meeting as directors. Each person elected as a director will be elected for a one-year term expiring at the 2025 Annual Meeting. Directors hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

The names of and certain biographical information about the director nominees are set forth below. The information below also includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion that the nominees should serve as a director of Cerence. There are no family relationships among any of our directors or executive officers.

Information Regarding the Nominees for Election as Directors

Board Nominee	Qualifications
Arun Sarin Age: 69 Independent Chairman of the Board and Nominating & Governance Committee Chair Board Member since: October 2019

Mr. Sarin served as Chief Executive Officer of Vodafone Group Plc from 2003 until his retirement in 2008. Mr. Sarin began his career at Pacific Telesis Group in 1984. He progressed through various management positions there and at AirTouch Communications Inc., from which Pacific Telesis spun off in 1994, and was named President and Chief Operating Officer of AirTouch in 1997. After AirTouch merged with Vodafone in 1999, he was appointed Chief Executive Officer of Vodafone’s U.S./Asia-Pacific region. He left Vodafone in 2000 to become Chief Executive Officer of Bluecora (fka InfoSpace, Inc.), and from 2001 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom. Mr. Sarin rejoined Vodafone in 2003 as its group Chief Executive Officer. After his retirement from Vodafone in 2008, he served as a senior advisor to Kohlberg Kravis Roberts & Co. for five years. Mr. Sarin currently serves as a director at The Charles Schwab Corporation and Accenture plc. He previously served as chairman of the board of Trepont Acquisition Corp I, a special purpose acquisition company (“SPAC”) and as a director for Cisco Systems from 2009 to 2020, for Safeway, Inc. from 2009 to 2015 and for Blackhawk Network Holdings, Inc. from 2009 to 2018. Mr. Sarin holds M.B.A. and Master of Science (Engineering) degrees from the University of California-Berkeley and a B.S. from the Indian Institute of Technology in Kharagpur, India. Because of his significant global, managerial and financial experience and background in technology and telecommunications, we believe Mr. Sarin is well qualified to serve as a member of our Board.

Stefan Ortmanns Age: 60 Board Member since: December 2021

Dr. Ortmanns was appointed our President and CEO on December 15, 2021. Prior to his appointment as President and CEO, Dr. Ortmanns served as our Executive Vice President, Core Products from October 1, 2019 until December 14, 2021, overseeing research and development operations, product management and strategic partnership management. Prior to his appointment as Executive Vice President, Core Products, he was with Nuance and served as its Executive Vice President and General Manager of the Automotive Division from March 2018 until his appointment as our Executive Vice President. As GM of the Automotive Division of Nuance, Dr. Ortmanns was responsible for hybrid, conversational AI-powered solutions for the digital car and automotive-related services that are used by almost all the world’s leading automotive manufacturers. He joined Nuance in 2003 and previously held other positions at Nuance including SVP of Engineering and Professional Services for the former Mobile Division. Dr. Ortmanns started working in the speech industry in 1993. Before he joined Nuance, he worked at Philips Speech Processing, Bell Labs, Lucent Technologies, and the University of Technology Aachen. He holds degrees in mechanical engineering and computer science and a Ph.D. in computer science. With more than 30 years of technology leadership and extensive experience in the automotive industry, Dr. Ortmanns brings a deep understanding of AI and machine learning applications, particularly in the automotive sector, all of which we believe makes him well qualified to serve as a member of our Board.

Thomas Beaudoin Age: 70 Board Member since: October 2019

Mr. Beaudoin has served as our Chief Financial Officer since May 2022. Previously, he served as Chief Transformation Officer at Qualifacts Systems Inc. and Credible Inc. from April 2021 to April 2022, as Executive Vice President Business Transformation of Nuance from 2017 until 2020, where he was responsible for leading efforts to align and fully leverage technologies within Nuance’s key vertical markets and driving growth while improving margins and cost structure. Prior to re-joining Nuance in 2017, Mr. Beaudoin held several executive leadership roles, including CFO of SimpliVity Corp. (now HPE SimpliVity) from 2015 to 2017; Executive Vice President and CFO of Nuance from 2008 to 2015; President and CFO of Polaroid Corporation; Senior Vice President and CFO of Parametric Technology Corporation; and a number of senior finance positions during his 24-year career at Digital Equipment Corporation, then Compaq Computer Corporation (now Hewlett Packard). Mr. Beaudoin holds a B.S.B.A. degree and an M.B.A. from Babson College. With more than 40 years’ experience, Mr. Beaudoin has deep insight and experience in developing financial and operational leadership strategies for global enterprises, all of which we believe makes him well qualified to serve as a member of our Board.

Marianne Budnik Age: 55 Compensation Committee and Nominating & Governance Committee Member Board Member since: October 2019

Ms. Budnik has served as Chief Marketing Officer for VAST Data since September 2023. Previously, she served as Chief Marketing Officer at Talon Cyber Security from March 2022 to August 2023 and Crowdstrike Holdings Inc. from 2020 to March 2022. Prior to joining Crowdstrike, Ms. Budnik served as Chief Marketing Officer for CyberArk Software Ltd. from 2017 to 2020. Her prior experience also includes serving as the Chief Marketing Officer for SimpliVity Corporation (acquired by Hewlett Packard Enterprise) from 2014 to 2017, and as Chief Marketing Officer for Acme Packet, Inc. (acquired by Oracle Corporation) and CA Technologies. Ms. Budnik served as a director at Schibsted Media Group from 2014 to 2017. Ms. Budnik currently serves as a director of F5, Inc. Ms. Budnik holds an M.B.A. from Boston University Questrom School of Business, and a bachelor’s degree from Babson College. Ms. Budnik is a seasoned technology marketing executive, experienced in leading transformational marketing initiatives at high growth companies, and driving market disruption with some of the fastest growing B2B start-ups in the technology and telecommunications industries, all of which we believe makes her well qualified to serve as a member of our Board.

Douglas Davis Age: 62 Nominating & Governance Committee and Strategic Committee Member Board Member since: May 2022

Mr. Davis served in various positions at Intel Corporation from 1984 until his retirement in 2019, most recently serving as Senior Vice President of Intel’s Automated Driving Group from 2017 to 2019, which included responsibility for forming the company’s automated driving business, establishing Intel as a leading supplier of chip technology for autonomous vehicles, and leading the company’s acquisition of Mobileye. From 2015 until 2017, Mr. Davis served as Senior Vice President and General Manager of Intel’s Internet of Things group. Mr. Davis is currently a director for Oshkosh Corporation and Verra Mobility. Mr. Davis holds a M.B.A. from the Arizona State University W.P. Carey School of Business and a Bachelor’s Degree in Electrical Engineering from New Mexico State University, Mr. Davis is a technology industry veteran who brings to our Board strong global strategic planning experience and business leadership qualities, as well as valuable experience and relationships within the automotive, autonomous driving and IoT industries, which we believe makes him well qualified to serve as a member of our Board.

Sanjay Jha Age: 60 Strategic Committee Chair and Audit Committee Member Board Member since: October 2019

Mr. Jha is currently an investor and a board member of several privately held companies. Previously, Mr. Jha was a General Partner at Eclipse Ventures from 2019 to 2020, and was the Chief Executive Officer of GlobalFoundries Inc., at the time the second-largest semiconductor foundry business, from 2014 to 2018. Prior to joining GlobalFoundries, Mr. Jha was Chief Executive Officer for Motorola Mobile Devices from 2008 to 2012, a role he held until the company’s acquisition by Google. Before joining Motorola, Mr. Jha was at Qualcomm for over 14 years, ending his tenure at Qualcomm as the Chief Operating Officer (2006 to 2008) and President of Qualcomm CDMA Technologies (2002 to 2008). Mr. Jha was a member of the board of directors of the Semiconductor Industry Association and also served as Chairman of the Global Semiconductor Alliance. Mr. Jha previously served as a director at Trepont Acquisition Corp I, a SPAC, from 2020 to April 2022 and he is a member of the board of trustees of UC San Diego and the Salk Institute and serves on the board of several private start-ups. Mr. Jha holds a Ph.D. (2001), and D.Sc (Hon) in Electrical and Electronics Engineering from the University of Strathclyde. He was inducted into the US National Academy of Engineering in 2018. Mr. Jha has an extensive background in the semiconductor and mobility industries and significant managerial, international and technological experience, all of which we believe makes him well qualified to serve as a member of our Board.

Marcy Klevorn Age: 64 Compensation Committee and Nominating & Governance Committee Member Board Member since: June 2023

Ms. Klevorn is a known and respected automotive and mobility industry leader, having spent 35 years at Ford Motor Company. During her tenure, she held varying executive and leadership roles within the company’s information technology organization, including global Chief Information Officer (CIO) and, previously, CIO of Ford Motor Company in Europe. Ms. Klevorn also served as EVP and President of Ford Mobility, where she oversaw Ford Smart Mobility LLC and its acquisitions and other investments that accelerated the company’s plans to design, build, grow, and invest in emerging mobility services. In this role, she also chaired the board of Ford Autonomous Vehicles LLC. Ms. Klevorn most recently served as the Chief Transformation Officer of Ford Motor Company, where she accelerated Ford’s transformation efforts by refining its corporate governance and fostering adoption of process improvements and agile teams. She also led partnerships with key technology partners and played a critical role in the company’s diversity, equity and inclusion efforts until her departure in 2019. Ms. Klevorn currently sits on the Boards of Directors of Northern Trust Corporation and Humana and on the Provost Advisory Committee at the University of Michigan. She holds a bachelor’s degree in business from the University of Michigan Stephen M. Ross School of Business. Ms. Klevorn has extensive automotive and mobility industry and transformation expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.

Kristi Ann Matus Age: 55 Audit Committee Chair Board Member since: September 2019

Ms. Matus served as the CFO and COO of Buckle Agency LLC from 2020 to July 2022. From 2017 until 2020, Ms. Matus was an executive advisor to Thomas H. Lee Partners. From 2014 to 2016, Ms. Matus served as the Executive Vice President, Chief Financial and Administrative Officer at athenahealth, Inc. From 2012 to 2013, Ms. Matus served as Executive Vice President and Head of Governmental Services at Aetna, Inc. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association, including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at Thrivent where she held various financial and operational roles for over a decade. Ms. Matus currently serves as a director at Ambac Financial Group, Inc., and she has previously served as a director of Alliance Bernstein Holding L.P., Equitable Holdings, Nextech Systems, Tru Optik Data Corp., and Jordan Health Services, Inc. Ms. Matus holds a B.S. degree from University of Wisconsin, Oshkosh. Ms. Matus has extensive management and financial expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.

Alfred Nietzel Age: 62 Compensation Committee Chair and Audit Committee Member Board Member since: October 2019

Mr. Nietzel has been an independent consultant since 2017. From 2014 to 2017, Mr. Nietzel served as the Chief Financial Officer and Executive Vice President at CDK Global, Inc., a leading provider of software and information technology solutions to the automotive retail sector. Prior to CDK Global’s spin-off, Mr. Nietzel was with Automatic Data Processing, Inc. (“ADP”) since 2001 and served as Chief Financial Officer for the Dealer Services Division, Chief Financial Officer for the Employer Services Division and as ADP’s Corporate Controller. Prior to joining ADP, Mr. Nietzel served for 17 years with Proctor & Gamble Inc. in numerous financial management roles in the United States, United Kingdom, and Australia. Mr. Nietzel currently serves as the Chairman of the Board of One Span Inc. and as a director at Baxter Credit Union. Mr. Nietzel holds a B.S. degree from Eastern Illinois University. Mr. Nietzel led and orchestrated the financial and administrative execution of the spin-off creating CDK Global in 2014 and has extensive management and corporate experience and financial expertise, all of which we believe makes him well qualified to serve as a member of our Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NINE NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS.

CORPORATE GOVERNANCE

Corporate Governance Overview

We are committed to good corporate governance, which we believe promotes the long-term interests of our shareholders and strengthens our Board of Directors and management accountability. Highlights of our corporate governance practices include the following:

✓	Annual election of directors

✓	Separate Chairman and CEO

✓	Substantial majority of independent directors

✓	100% independent committee members

✓	Independent directors meet regularly without management present

✓	More than 50% of Board members are women or come from a diverse background

✓	Shareholder right to call special meetings

✓	Majority voting in director elections with resignation policy

✓	Proxy access

✓	Annual Board self-assessments and review of committee charters and governance policies and procedures

Framework

We have developed a corporate governance framework designed to ensure our Board has the opportunity, authority and practices to review, advise and evaluate our business operations and make decisions independent of management. Our goal is to align the interests of directors, management and shareholders and comply with or exceed the requirements of Nasdaq, and applicable laws and regulations. This framework establishes the practices our Board follows with respect to Board meetings, involvement of senior management, director compensation, CEO performance evaluation, management succession planning and Board committees.

Our Key Corporate Governance Documents

✓   Amended and Restated Certificate of Incorporation

✓   Second Amended and Restated By-laws

✓   Corporate Governance Guidelines

✓   Code of Conduct and Ethics Policy

✓   Director and Executive Stock Ownership Policy

✓ Compensation Committee Charter ✓ Nominating & Governance Committee Charter ✓ Audit Committee Charter ✓ Related Party Transactions Policy ✓ Comprehensive Compensation Clawback Policy

Role of the Board

Our business is managed under the direction of the Board. Management has primary responsibility for the day-to-day operations and affairs of our Company and the role of the Board is to provide independent oversight of management. In its oversight role, the Board, as a whole and through its committees, is responsible for establishing broad corporate policies and reviewing our overall performance. The Board selects and provides for the succession of executive officers and, subject to shareholder election, directors. The Board also evaluates the performance of our Chief Executive Officer, and approves the compensation of our Chief Executive Officer after considering the recommendations of our Compensation Committee. The Board reviews and approves corporate objectives, strategies and annual investment plans, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on our company. Management keeps our directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings, as well as through regular informal updates between meetings with all or a subset of Board members.

Board Leadership Structure

Our current leadership structure splits the roles of CEO and Chairman, with Mr. Sarin serving as our independent Chairman. Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. If the Chairperson of the Board is not independent, the Board will appoint a Lead Independent Director upon the recommendation of the Nominating & Governance Committee, which will be a director who qualifies as independent under the applicable rules of Nasdaq.

Independence of our Board

Under the Nasdaq Marketplace Rules, a director will qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Having an independent Board is core to our governance practices. Our Board is comprised of nine directors. The Board has determined that Mr. Sarin, Ms. Budnik, Mr. Davis, Mr. Jha, Ms. Klevorn, Ms. Matus and Mr. Nietzel are independent under the director independence standards of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each member of each standing committee of the Board is independent. Dr. Ortmanns, our Chief Executive Officer, and Mr. Beaudoin, our Chief Financial Officer, are not considered “independent directors”. In making these determinations, the Board solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transaction involving Cerence, or received personal benefits outside the scope of such person’s normal consideration.

Key Elements of Board Independence

✓	7 out of 9 directors are independent.

✓

Executive sessions of independent directors – At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.

✓	Committee independence – Only independent directors are members of the Board’s committees. Each committee meets regularly in executive session.

✓

Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as determined by the Compensation Committee after evaluating the six independence factors required by Nasdaq and the SEC.

✓	Independent Board Chair – Arun Sarin currently serves as independent Chair of the Board. Key responsibilities include:

•	Calling meetings of the Board and independent directors;

•	Setting the agenda for Board meetings in consultation with the CEO, the Corporate Secretary, and other directors;

•	Chairing executive sessions and coordinating activities of the independent directors; and

•	Leading the Board’s annual CEO performance evaluation.

Corporate Governance Guidelines

The Board is governed by its Corporate Governance Guidelines, which were adopted by the Board in September 2019 and are available under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com. These guidelines cover, among other items, the following significant topics:

Board Selection Process and Qualifications.    The Nominating & Governance Committee is responsible for reviewing the appropriate skills and characteristics required of prospective Board members and is responsible for recommending to the Board candidates for directorship. The Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best serve the interests of the Company and its shareholders. The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and competence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) demonstrated excellence in their field; (7) the ability to exercise sound business judgment; (8) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (9) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Among the criteria the Board may consider are experience and diversity, and, with respect to diversity, the Board may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Board endorses the value of seeking qualified directors from backgrounds relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the board of directors of more than four other public companies without first obtaining specific approval from the Board. Each director is required to notify the Chairman and the Chair of the Nominating & Governance Committee prior to accepting service on the board of any other public company. Each director also is required to notify the Chairman and the Chair of the Nominating & Governance Committee upon a change in principal professional responsibilities. The Nominating & Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. The Board encourages, and the Company will reimburse the costs associated with, directors participating in continuing director education. The Board does not presently believe that it should establish term limits or a mandatory retirement age, as term limits and mandatory retirement ages may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide significant contributions to the Board. As an alternative to term limits or a mandatory retirement age, the Board will routinely evaluate the directors and evaluate the need for changes to Board composition based on an analysis of skills and experience necessary for the Company.

Board Leadership.    The leadership of the Board shall include a Chairman of the Board and, if the Chairman of the Board is not independent, there shall be a Lead Independent Director recommended by the Nominating & Governance Committee who shall be independent under the applicable rules of Nasdaq. The Chairman of the Board or the Lead Independent Director, as applicable, shall serve as the focal point for independent directors in resolving conflicts with the CEO, or other independent directors, and coordinating feedback to the CEO on behalf of independent directors regarding business issues and Board management.

Committees.    The current committee structure of the Board includes the following standing committees: Audit, Compensation, and Nominating & Governance. Additional committees may be created or disbanded upon approval of the Board. The Nominating & Governance Committee recommends, and the full Board approves, the composition of the Board’s standing committees. The charter of each standing committee is subject to review periodically to determine that the charter continues to address the purposes for which the committee was formed.

Creation of Strategic Committee.    On August 1, 2023, in accordance with its charter, the Nominating & Governance Committee recommended, and the full Board approved, the formation of a new ad hoc committee called the Strategic Committee to oversee the implementation by management of the Company’s strategy. The Strategic Committee reviews with management the development of the Company’s strategy, including the strategic direction and initiatives of the Company and the risks associated with its strategy; meets with management periodically to monitor the Company’s progress against its strategic goals; and ensures the Board is regularly apprised of the Company’s progress with respect to implementation of any approved strategy. The Strategic Committee consists of independent directors Mr. Jha and Mr. Davis, with Mr. Jha chairing the committee.

Standing Committees of the Board of Directors

The composition, duties and responsibilities of the standing committees of our Board of Directors are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters are available, without charge, upon request in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, or under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com.

The table below provides current membership for each standing committee of the Board:

Director	Audit	Compensation	Governance

Arun Sarin

Douglas Davis

Thomas Beaudoin

Marianne Budnik

Sanjay Jha

Marcy Klevorn

Kristi Ann Matus

Alfred Nietzel

Stefan Ortmanns

  Chair                   Member                   Financial expert

Functions of the Standing Committees

Audit Committee The Audit Committee held 4 meetings during fiscal year 2023. Current Committee Members: • Kristi Ann Matus (Chair) • Sanjay Jha • Alfred Nietzel

Primary Responsibilities

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

•   Appointing, approving the compensation of, and assessing the engagement and independence of our independent registered public accounting firm;

•   Pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•   Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•   Considering matters relating to our accounting policies and coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

•   Inquiring about significant risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks;

•   Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•   Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•   Preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;

•   Reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

•   Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements and reviewing whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence; and

•   Reviewing the scope of our annual audits.

Financial Expertise and Independence

The Audit Committee has three members, each of whom is financially literate and meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board has determined that Ms. Matus and Mr. Nietzel are audit committee financial experts as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Report

The Audit Committee Report is included in this Proxy Statement

Compensation Committee The Compensation Committee held 7 meetings during fiscal year 2023. Current Committee Members: • Alfred Nietzel (Chair) • Marianne Budnik • Marcy Klevorn

Primary Responsibilities

The responsibilities of our Compensation Committee are more fully described in our Compensation Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

•   Overseeing compensation plans, policies and benefit programs applicable to our executive officers;

•   Reviewing and recommending to the Board the compensation of our Chief Executive Officer and approving the compensation of our other executive officers;

•   Recommending and reviewing on a periodic basis the compensation payable to our directors in connection with their service on the Board and/or any committees of the Board;

•   Overseeing the administration of our equity-based incentive compensation plans and our cash incentive plans where participants include executive officers;

•   Reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” section included in its proxy statement and producing a report on executive compensation to be included in the proxy statement; and

•   Assessing the results of the most recent advisory vote on executive compensation and taking such assessment into consideration when establishing or recommending the compensation of the Company’s executive officers.

Independence

The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.

Report

The Compensation Committee Report is included in this Proxy Statement.

Nominating & Governance Committee

The Nominating & Governance Committee held 4 meetings during fiscal year 2023.

Current Committee Members:

•   Arun Sarin (Chair)

•   Marianne Budnik

•   Douglas Davis

•   Marcy Klevorn

Primary Responsibilities

The responsibilities of our Nominating & Governance Committee are more fully described in our Nominating & Governance Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

•   Overseeing our corporate governance practices;

•   Considering and reporting to our Board on matters relating to the identification, selection and qualification of candidates to serve as directors;

•   Reviewing and discussing with the CEO and reporting to the Board development and corporate succession plans for the non-CEO members of the executive team;

•   Considering the diversity of background, experience and personal characteristics of any nominee for election to the Board in the overall context of the composition of the Board;

•   Periodically reviewing environmental, social and governance matters that are relevant to the Committee’s oversight responsibilities;

•   Recommending to our Board on an annual basis the candidates to be nominated by our Board for election as directors at our annual meeting of shareholders; and

•   Overseeing our Board’s annual self-assessment.

Independence

The Nominating & Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2023, Mr. Jha (Past Chair), Mr. Nietzel (Current Chair), and Ms. Budnik served as members of the Compensation Committee. Mr. Klevorn joined the committee in fiscal year 2024. None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any other relationships with us requiring disclosure in this Proxy Statement. In addition, none of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or Compensation Committee.

Meeting Attendance

Each quarter, our Board holds two-day meetings. Committee meetings occur the first day before the Board meeting. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met 4 times during fiscal year 2023.

In fiscal year 2023, the Board and committees of the Board held a total of 19 meetings. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All directors attended 75% or more of the total number of meetings of the Board and the committees of which they were members during fiscal year 2023.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders, directors are encouraged to attend the annual shareholders’ meeting. All then incumbent directors attended the 2023 Annual Meeting.

Consideration of Director Nominees

The Nominating & Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as well as candidates recommended for consideration by the Nominating & Governance Committee. Any shareholder nominations must comply with the requirements of the By-laws. In addition, shareholder nominations should be submitted within the timeframe as specified under Shareholder Proposals and Director Nominations for the 2025 Annual Meeting above for inclusion in the proxy materials or agenda, as appropriate, and addressed to: Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary.

A shareholder that instead desires to merely recommend a candidate for consideration by the Nominating & Governance Committee shall direct the recommendation in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and competence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) demonstrated excellence in their field; (7) the ability to exercise sound business judgment; (8) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (9) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with our Board, we have provided instructions so that shareholders who are interested in communicating with our Board will be able to do so by writing to us at Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary. Shareholders who would like their submission directed to a particular member of our Board may so specify.

Code of Conduct and Ethics

We have adopted a written Code of Conduct and Ethics that is designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

the avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;

•	compliance with applicable governmental laws, rules and regulations, including foreign corrupt trade practices;

•	adherence to all policies, including insider trading policies;

•	the prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

•	accountability for adherence to the code.

A copy of the Company’s Code of Conduct and Ethics is available under “Leadership and Governance” in the Investors section of our website, www.cerence.com.

Derivatives Trading, Hedging and Pledging Policies

We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee oversees management of financial risks, including investment and foreign currency fluctuation mitigation policies and risks. The Board’s oversight on cybersecurity includes updates from senior management and the Company’s experts in areas such as cybersecurity threats, and technologies and solutions both deployed internally and for the benefit of the Company’s customers, and policies and procedures to address these risks. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial, cybersecurity, privacy and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the CFO and General Counsel provide periodic reports to the Audit Committee concerning financial, tax, legal and compliance related risks. Management also provides the Audit Committee with periodic reports on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Corporate Responsibility

At Cerence, our vision is a safer and more enjoyable journey for everyone who comes in contact with our products. We are committed to improving the lives of our employees, customers, partners, shareholders, and the communities in which we live and work. In 2023, we published our ESG report, which outlined our ESG performance and strategy. A copy of the report is available under “About Sustainability” in the Investors section of our website, www.cerence.com.

Board Oversight of ESG.    As set forth in its charter, the Nominating & Governance Committee oversees the Company’s ESG performance, strategies, goals and objectives and monitors evolving ESG risks and opportunities. The Compensation Committee periodically reviews ESG matters that are relevant to the Committee’s oversight responsibilities, including matters with respect to diversity, equity and inclusion, talent development, employee engagement, and culture. Further, the Audit Committee is engaged to provide regular oversight of ethics and compliance matters. We review our Company-wide initiatives and efforts in this area at least twice a year with the full Board. The Board and its committees offer feedback to management on ESG best practices that help guide the development of our various ESG initiatives.

Environmental.    We are committed to protecting the environment by monitoring and managing our business operations to better understand and continuously reduce our negative impact on the environment. In this regard, we are dedicated to supporting the transition of the automotive industry from internal combustion engines to hybrid and battery electric vehicles. We take energy considerations into account in making decisions regarding the physical data centers that host our information. Within our global facilities, we strive to reuse or recycle our corporate IT equipment (computers, phones, etc.), and instituted a global e-waste recycling program allowing us to collect and recycle many items that we can no longer use such as cables, chargers, and used batteries. We continue to pursue additional ways to prioritize clean energy, reduce water usage, and increase the adoption of environmentally sustainable practices, including mapping our environmental data so we can better understand and manage our carbon footprint. In 2023, we formalized and released a global environmental policy that outlines our comprehensive approach to, and expectations for, building and enforcing a sustaining company in all locations that we operate. To help execute, we also created an employee-led and initiated Green Team focused on identifying and helping us to implement more sustainable business practices in our offices and homes.

Social.    We are committed to attracting and retaining the best and brightest talent and building a culture of transparency, trust and respect. We are a global team that seeks to build a diverse and inclusive workplace built upon the different perspectives, beliefs and backgrounds of our people. Strengthening diversity enables us to bring our collective ideas together to make the best decisions for the global community we serve. In 2023, we released the Cerence Road Map and Charter for Gender Diversity, clearly outlining our mission to drive equitable representation and equal opportunity for all genders at all levels and across all functions throughout the Company. We also have an HR-led Task Force responsible for analyzing the current gender diversity statistics of the Company, establishing future goals, and creating strategies to meet them. We adopted new recruiting strategies, including the Rooney Rule, providing that each new hire candidate pool include at least 30-35% of people identifying as female. We have successfully launched affinity groups for Diversity and Inclusion, Women in Technology, and Working Parents, as well as our Book Club. We celebrated important cultural observances such as Black History Month, Women’s History Month, and Pride Month. We also have education opportunities and training and development programs that help to enrich the knowledge and talent across our organization. And, in 2023, we conducted our third company-wide employee engagement survey to determine opportunities to further build our culture.

As a global company operating in 17 countries, we have many activities and interests directed toward serving our communities. In 2022, we established a global network of social committees dedicated to organizing events and initiatives that bring our employees together in service of their communities. We also regularly support STEM (science, technology, engineering and math) education and related initiatives.

Governance.    At the time of the Spin-off, we prioritized having the right people, policies and procedures in place as a standalone company, and believe that sound corporate governance policies and independent oversight are essential elements of a well-run company. See the section of this Proxy Statement entitled “Corporate Governance” for further information regarding our governance policies and processes. In addition, we believe it is important to have directors representing diversity in many dimensions of background, experience and personal characteristics. As set forth in its charter, the Nominating & Governance Committee considers the diversity of background, experience and personal characteristics of any director nominee (including such factors as gender, race, ethnicity, differences in professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes) among the Board’s members in the overall context of the composition of the Board. Currently, over 50% of the members of our Board are women or come from a diverse background.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our Compensation Committee is responsible for evaluating and recommending to the Board for approval our non-employee director compensation program. In carrying out this responsibility, the Compensation Committee periodically reviews and evaluates, in consultation with its independent compensation consultant, recent trends in director compensation, related corporate governance best practices, and comparable market data, including data from the peer group that the Compensation Committee uses for executive compensation purposes. The Board retains the ultimate authority to determine the form and amount of director compensation.

Our non-employee director compensation program is intended to (i) ensure that our directors are compensated appropriately for their substantial time commitment and responsibilities given the size and complexity of our operations and the Board’s significant oversight and advisory responsibilities, (ii) enable us to attract and retain highly qualified directors, and (iii) be transparent and foster alignment with our shareholders.

The elements of our non-employee director compensation for fiscal year 2023 are as follows:

Fiscal Year 2023 Compensation Structure for Directors

Regular Retainers

Annual Base Retainer (TOTAL—Cash and Equity)	$235,000

Cash	$100,000

Stock Award*	$135,000

Independent Board Chair Retainer	$80,000

Committee Chair Retainers

Annual Audit Committee Chair Retainer	$15,000

Annual Strategic Committee Chair Retainer	$15,000

Annual Compensation Committee Chair Retainer	$12,500

Annual Nominating and Governance Chair Retainer	$10,000

*	In fiscal year 2023, we increased the stock award component of the annual retainer from $125,000 to $135,000.

Annual equity grants to non-employee directors vest in full on the one-year anniversary of the date of grant subject to continued service through such date. Each newly appointed director (i.e., directors appointed prior to the annual shareholders’ meeting) is entitled to an annual grant upon appointment to the Board, which vests in full at the conclusion of the current annual vesting period. Non-employee directors are subject to stock ownership guidelines that require non-employee directors to hold equity with a value equal to three times the annual cash retainer for service on the Board and retention of 25% of the net shares received as a result of vesting of RSUs until the ownership guideline is attained.

The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in fiscal year 2023:

FISCAL YEAR 2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Arun Sarin	190,000	159,156	349,156
Marianne Budnik	100,000	159,156	259,156
Douglas Davis	100,000	159,156	259,156
Sanjay Jha	107,674	159,156	266,830
Marcy Klevorn (3)	33,333	150,781	184,114
Kristi Ann Matus	115,000	159,156	274,156
Alfred Nietzel (4)	107,326	159,156	266,482

(1)

Amounts reported in the Stock Awards column represent the grant date fair value of annual RSU awards granted to the non-employee members of the Board of Directors other than Ms. Klevorn during fiscal year 2023, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of our Common Stock on the grant date of February 9, 2023 (which was $29.37 per share). For Ms. Klevorn, the amount reported in the Stock Awards column represents the grant date fair value of her initial RSU Award, computed in accordance with FASB ASC Topic 718 based on the closing market price of our Common Stock on the grant date of June 1, 2023 (which was $28.53). The number of restricted stock units issued was based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date. The use of an average of the closing market price for our Common Stock for purposes of converting dollar value targets into shares is intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity. As this average stock price differs from the closing market price on the grant date, the values reflected in this table differ from the target values.

(2)

As of September 30, 2023, our non-employee directors held the following number of unvested restricted stock units: Mr. Sarin, 5,419 restricted stock units; Ms. Budnik, 5,419 restricted stock units; Mr. Davis, 5,419 restricted stock units; Mr. Jha, 5,419 restricted stock units; Ms. Klevorn, 5,285 restricted stock units; Ms. Matus, 5,419 restricted stock units; and Mr. Nietzel, 5,419 restricted stock units.

(3)	Ms. Klevorn was appointed to the Board of Directors on June 1, 2023.

(4)	Mr. Nietzel was appointed as Chairman of the Compensation Committee effective March 1, 2023.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers.

Executive Officer	Biography
Stefan Ortmanns Age:60 President and Chief Executive Officer

Dr. Ortmanns was appointed our President and CEO on December 15, 2021. Prior to his appointment as President and CEO, Dr. Ortmanns served as our Executive Vice President, Core Products from October 1, 2019 until December 15, 2021, overseeing research and development operations, product management and strategic partnership management. Prior to his appointment as Executive Vice President, Core Products, he was with Nuance and served as its Executive Vice President and General Manager of the Automotive Division from March 2018 until his appointment as our Executive Vice President. As GM of the Automotive Division of Nuance, Dr. Ortmanns was responsible for hybrid, conversational AI-powered solutions for the digital car and automotive related services that are used by almost all the world’s leading automotive manufacturers. He joined Nuance in 2003 and previously held other positions at Nuance including SVP of Engineering and Professional Services for the former Mobile Division. Dr. Ortmanns started working in the speech industry in 1993. Before he joined Nuance, he worked at Philips Speech Processing, Bell Labs, Lucent Technologies, and the University of Technology Aachen. He holds degrees in mechanical engineering and computer science and a Ph.D. in computer science.

Thomas Beaudoin Age:70 Chief Financial Officer

Mr. Beaudoin has served as our Chief Financial Officer since May 2022. Previously, he served as Chief Transformation Officer at Qualifacts Systems Inc. and Credible Inc. from April 2021 to April 2022, as Executive Vice President Business Transformation of Nuance from 2017 until 2020 and was responsible for leading efforts to align and fully leverage technologies within Nuance’s key vertical markets, and drive growth while improving margins and cost structure. Prior to re-joining Nuance in 2017, Mr. Beaudoin held several executive leadership roles, including CFO of SimpliVity Corp. (now HPE SimpliVity) from 2015 to 2017; Executive Vice President and CFO of Nuance from 2008 to 2015; President and CFO of Polaroid Corporation; Senior Vice President and CFO of Parametric Technology Corporation; and a number of senior finance positions during his 24-year career at Digital Equipment Corporation, then Compaq Computer Corporation (now Hewlett Packard). Mr. Beaudoin has been a director of Cerence since October 2019. Mr. Beaudoin holds a B.S.B.A. degree and an M.B.A. from Babson College.

Iqbal Arshad Age: 52 Chief Technology Officer

Mr. Arshad has served as our Chief Technology Officer since May 2023, leading Cerence’s global technology, engineering, and product development organization. From May 2019 until May 2023, Mr. Arshad founded and served as the CEO of xCoefficient. Prior to that, he held Senior Vice President of Engineering & Product Development positions at Lenovo (May 2014-September 2016) and Google (May 2011-May 2014) where he was responsible for building global product, technology, and engineering organizations to drive innovation and deliver products globally. Mr. Arshad is currently an adjunct professor at Northwestern University and founder and advisor of its Center for Deep Learning lab. He holds a Bachelor’s degree in Electrical Engineering from the University of Miami; a Master’s degree in Science in Space Systems Engineering with a concentration in spacecraft design with distinction from Johns Hopkins University; and

a Master’s degree in Engineering Management from Northwestern University.

A Message from Our Compensation Committee

Dear Fellow Shareholder:

Cerence is proud to be part of your portfolio.

As members of the Compensation Committee, we are responsible for the design and oversight of an executive compensation program that will attract, retain and incentivize high caliber talent to lead Cerence. We operate in a cutting-edge, high-growth and ultra-competitive artificial intelligence and technology arena — to succeed, we must attract and retain a management team composed of business leaders, technologists and innovators who have the passion and expertise to execute our strategy and fulfill our vision.

As shareholders will recall, fiscal year 2022 was challenging, as we faced the unexpected departures of several senior executives, including the former CEO. It was also a striking reminder of the retention challenges Cerence faces and will continue to face. Our talent competitors run the spectrum from deep pocketed industry veterans like Apple, Google and Amazon who have the wallet to provide rich compensation packages, to venture-backed AI and technology startups who have the ability to offer sizeable equity packages to attract talent. Against this competitive landscape, the Compensation Committee, as well as the Board of Directors of Cerence, remain committed to a pay-for-performance philosophy, that ties market-competitive compensation to the achievement of the Company’s operational, financial and strategic objectives that we believe are core to the creation of sustainable long-term shareholder value.

We would like to take this opportunity to specifically discuss our rationale for implementing a special long-term incentive program in fiscal year 2023.

In fiscal year 2023, Cerence launched its Destination Next transformation. Because successfully delivering on this transformation will be critical for Cerence’s long-term success, the Compensation Committee determined that it was imperative to incentivize, stabilize and retain our new CEO and certain other key executives who became part of our reorganized leadership team with a compelling long-term incentive award, which we refer to as the Fiscal Year 2023 Transformation Incentive Award (“TIA”).

In structuring the Fiscal Year 2023 TIA, the Compensation Committee had to balance the potential drawbacks of a larger-than-customary long-term incentive award with the urgent need to incentivize, stabilize and retain the management team with a meaningful equity opportunity. In particular, the Compensation Committee considered the following:

•

Criticality of the Chief Executive Officer. Our CEO, Dr. Ortmanns, is an accomplished voice and automotive technology expert and deeply knowledgeable about our technology; retaining Dr. Ortmanns is critical.

•

Criticality of the Management Team. Our CEO must be supported by a high performing management team, whose collaboration, cohesion and teamwork are essential for success. Our key executives can be recruited by traditional and non-traditional talent competitors and retention of the management team is critical.

•

Criticality of Shareholder Alignment. The incentive program must be aligned with our transformation strategy and pay-for-performance philosophy, foster both motivation and accountability and create an ownership mindset.

Based on the above considerations, the Compensation Committee incorporated the following key features into the Fiscal Year 2023 TIA:

•

The TIA is a two-year “front-loaded” grant, covering annual equity grants with respect to both fiscal year 2023 and fiscal year 2024; accordingly, executives who received the TIA are not eligible for any annual equity grants in fiscal year 2024.

•

The TIA is entirely in the form of equity awards, consisting of performance-based restricted stock units (“PSUs”) (weighted at least 50%) and time-based restricted stock units (“RSUs”) (weighted no more than 50%).

•

PSU performance targets are aligned to top-line and bottom-line metrics, the achievement of which we believe are critical to the success of our transformation; the 4-year annual performance goals are pre-established at the outset and achievement will be formulaically determined.

•	Vesting for earned PSUs will occur as follows:

○	CEO: Cliff vesting 50% after year 3 and 50% after year 4

○	Other NEOs: 50% after year 2, 25% after year 3, and 25% after year 4

•	RSUs vest in annual installments of 25% over 4 years.

•

The TIA incorporates governance best practices, including “double-trigger” treatment, which requires both a change of control and a subsequent qualifying termination of employment, restrictive covenants and forfeiture in the event of a termination for cause or resignation.

As we continue to position Cerence for success as the category leader in mobility AI, we expect our executive compensation programs to support and reinforce our business strategy, secure our talent and drive long-term value creation. We believe that the Fiscal Year 2023 Transformation Incentive Award is structured to carefully balance a motivational and retentive award, with direct accountability for performance.

We invite you to read the Compensation Discussion and Analysis that follows for more information about the Transformation Incentive Award, the goal-setting considerations for the fiscal year 2023 annual bonus plan and PSUs and other important elements of the executive compensation program.

We ask for your support of our executive compensation program this year. We welcome any questions or feedback that you would like to share with us before our 2024 Annual Meeting of Shareholders, which will be held on February 15, 2024.

Thank you again for your investment in Cerence.

Sincerely,

Alfred Nietzel, Chair

Marianne Budnik

Marcy Klevorn

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) discusses our compensation policies and determinations that apply to our named executive officers (the “NEOs”). When we refer to our NEOs, we are referring to the following individuals whose fiscal year 2023 compensation is set forth below in the Fiscal Year 2023 Summary Compensation Table and subsequent compensation tables.

Name	Position

Stefan Ortmanns	President and Chief Executive Officer

Thomas Beaudoin	Chief Financial Officer

Iqbal Arshad	Executive Vice President and Chief Technology Officer (effective May 9, 2023)

Prateek Kathpal	Former Executive Vice President and Chief Technology Officer (until May 8, 2023)

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our senior leadership team.

Executive Summary

Say-on-Pay Vote and Shareholder Engagement

The Compensation Committee and the Board of Directors remain committed to a pay-for-performance philosophy that ties compensation to the achievement of the Company’s operational, financial, and strategic objectives that are core to the creation of sustainable long-term shareholder value. As a cutting-edge technology company in a highly dynamic and competitive sector, it is critically important that we maintain a market-competitive executive compensation program that enables us to attract and retain talent, both at the senior leadership level and throughout the Company.

The Compensation Committee and the Board of Directors considered the results of our second shareholder “say-on-pay” advisory vote at the 2023 Annual Meeting of Shareholders, at which approximately 93.7% of votes cast were in favor of the fiscal year 2022 compensation of our NEOs. We view this level of support for our executive compensation program as indicative of broad shareholder agreement with the philosophy and policies on which our executive compensation program is premised.

We value the views of our shareholders and continue to be receptive to shareholder feedback about our executive compensation program. Consistent with the recommendation of our Board of Directors and the preference of our shareholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes conducted at our 2022 Annual Meeting of Shareholders, we intend to hold an annual non-binding, advisory vote on the compensation of our NEOs until at least the next non-binding, advisory vote regarding the frequency of future say-on-pay votes, which will occur no later than our 2028 Annual Meeting of Shareholders.

Key Fiscal Year 2023 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during fiscal year 2023 are set forth below.

Compensation Component	Link to Business and Talent Strategies	Fiscal Year 2023 Compensation Actions
Base Salary	• Competitive base salaries help attract and retain executive talent.

•   Base salaries for Dr. Ortmanns and Mr. Beaudoin were increased by 5% effective April 1, 2023 to reflect merit increases and competitive market adjustments.

•   Base salary for Mr. Arshad was set in connection with his hire based on arms-length negotiations and competitive market data and is reflective of experience, tenure, and responsibilities.

Short-Term Incentive Plan (STIP)	• Focus executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance.

•   Annual cash incentive awards were earned slightly below target due to below target achievement of certain of the pre-established performance goals.

•   For fiscal year 2023, STIP bonuses were earned at 96.44% of target for each NEO that was eligible to receive a bonus.

Long-Term Equity Incentive Plan (LTIP) Compensation

•   Long-term incentive awards (excluding new hire awards) are equity-based and consist of PSUs weighted at least 50% and RSUs weighted no more than 50%.

•   PSUs are earned based on achievement of revenue and Adjusted EBITDA margin (each weighted 50%) goals, which are key top-line and bottom-line performance indicators.

•   RSUs provide focus on stock price growth and serve our talent retention objectives.

•   As noted in the “Message from the Compensation Committee,” for fiscal year 2023, we awarded Transformation Incentive Awards (“TIA”) to Dr. Ortmanns and Messrs. Beaudoin and Kathpal.

•   Executives who received a TIA are not eligible for an annual equity award in fiscal year 2024.

•   The fiscal year 2023 performance tranches for outstanding PSUs were earned as follows:

-   Fiscal 2021 PSU Award (third and final tranche) – Below threshold performance resulted in zero payout.

-   Fiscal 2022 PSU Award (second tranche) – Below threshold performance resulted in zero payout.

Compensation Component	Link to Business and Talent Strategies	Fiscal Year 2023 Compensation Actions

-    Fiscal 2023 TIA PSU Award / Non-TIA PSU Award (first tranche) – Above target performance resulted in TIA PSUs (held by Dr. Ortmanns and Mr. Beaudoin) and non-TIA PSUs (held by Mr. Arshad) being earned at 144.28% of target; the earned portion of TIAs is subject to a further service-based vesting.

•   The rigor of the Compensation Committee’s goal setting is evidenced by the fact that two of the three PSU performance tranches above resulted in zero payouts.

•   Mr. Arshad was not employed at Cerence at the time of the TIA grants and, accordingly, received an annual PSU award as part of his new hire compensation. Mr. Arshad also received a sign-on RSU award with a grant value of $2,000,000, which vests in equal installments in November 2023 and November 2024.

Our Executive Compensation Philosophy

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term shareholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic goals. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

Principle	Description

Business Driven	Compensation should be aligned with the Company’s business goals.

Performance Differentiated	Incentive compensation should create an effective link between pay and performance.

Market Competitive	The total compensation package should be competitive to retain, motivate and incentivize executives to successfully execute our business strategy.

Shareholder Aligned	Compensation should be aligned with shareholder interests by delivering a substantial component in the form of equity-based awards.

For fiscal year 2023, the targeted mix of total direct compensation (excluding new hire equity awards) for our CEO and the other NEOs, on an annualized basis, is illustrated below. We believe the mix of compensation, the allocation between cash and equity, the time horizon between short-term and long-term, and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while providing significant incentives to keep executives focused on longer-term corporate goals that drive shareholder value.

The table below describes the Company’s pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal year 2023.

Pay Component	Fixed vs. Variable	Role	Determination Factors
Base Salary	Fixed Compensation	• Provides fixed portion of annual cash income	• Competitive market levels and executive’s overall experience, tenure, and responsibilities • Annual increases (if any) also consider performance and contribution
STIP	Variable Compensation

•  Provides variable portion of annual income (a portion of which is settled in RSUs that vest approximately one month following grant date)

•  Focuses executives on annual objectives that support long-term strategy and value creation

•  Target opportunities based on competitive market levels and skills and performance of executive

•  Actual payouts based on performance against pre-established annual corporate goals and individual contribution levels

Long-Term Equity Incentive Compensation: • PSUs • RSUs	Variable Compensation	• Incentivizes financial performance to drive value creation • Aligns interests of executives with shareholders • Encourages equity ownership • Promotes retention

•  Target awards based on competitive market levels and executive’s level of responsibility, criticality of role, retention considerations, individual performance and ability to contribute to the Company’s long-term success

Pay Component	Fixed vs. Variable	Role	Determination Factors
• Realized value based on actual performance against pre-established financial goals and stock price performance

Fiscal Year 2023 Compensation Program Changes

Our compensation programs focus our leadership team on key areas that drive the business forward and align with the long-term interests of our shareholders. For fiscal year 2023, the Compensation Committee made important changes to both the short-term and long-term incentive programs to continue driving performance and reinforce our strategic objectives.

Fiscal Year 2023 STIP Changes

The fiscal year 2023 STIP consists of both financial measures and strategic objectives:

•	Consistent with the prior year, financial measures consisting of revenue, Adjusted EBITDA and bookings are the predominant factors and weighted 90%; and

•	For fiscal year 2023, a new strategic scorecard was added to evaluate critical strategic objectives (in addition to customer satisfaction and employee satisfaction goals), weighted 10%.

Fiscal Year 2023 Long-Term Incentive Plan (“LTIP”) Changes

•	For fiscal year 2023, the NEOs (with the exception of Mr. Arshad) received TIA grants with the following key features:

○

The Fiscal Year 2023 TIA is a two-year “front-loaded” grant, covering annual equity grants with respect to both fiscal year 2023 and fiscal year 2024; accordingly, executives who received the Fiscal Year 2023 TIA will not be eligible for any annual equity grants in fiscal year 2024.

○	The Fiscal Year 2023 TIA is entirely in the form of equity awards, consisting of PSUs (minimum 50% weighting) and time-based RSUs (maximum 50% weighting).

○

PSU performance targets are aligned to top-line and bottom-line metrics, the achievement of which we believe is critical to the success of our transformation and growth; the 4-year annual performance goals are pre-established at the outset and achievement will be formulaically determined.

○	RSUs vest in annual installments of 25% over 4 years.

○	Vesting for earned PSUs will occur as follows:

◾	CEO: Cliff vesting 50% after year 3 and 50% after year 4

◾	Other NEOs: 50% after year 2, 25% after year 3 and 25% after year 4

○

The TIA incorporates governance best practices, including “double-trigger” treatment, which requires both a change of control and a subsequent qualifying termination of employment, restrictive covenants and forfeiture in the event of a termination for cause or resignation.

•

As noted above, TIA PSUs are subject to time-based vesting in addition to performance-based vesting, with the first vesting occurring after completion of the third performance year for the CEO and after the second performance year for the other NEOs. The CEO’s cliff vesting is consistent with best practice; for the other NEOs, this marks an evolution of our PSU program which previously vested on an annual basis. Beginning with annual PSU grants in fiscal year 2025, it is our intention that PSU awards for all NEOs will cliff vest upon completion of the full performance period.

Fiscal Year 2023 Compensation Snapshot

The Company’s fiscal year 2023 executive compensation program can be summarized as follows:

Fiscal Year 2023 Total Direct Compensation Element
		STIP	LTIP

	Base Salary	Annual Bonus	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units

When Granted	Annually	Annually	Annually But no award in fiscal year 2024 for NEOs who received a TIA	Annually But no award in fiscal year 2024 for NEOs who received a TIA

Form of Delivery	Cash	Cash / Equity	Equity	Equity

Type of Performance	Short-Term Emphasis (Fixed)	Short-Term Emphasis (Variable)	Long-Term Emphasis (Variable)	Long-Term Emphasis (Variable)

Performance Period	—	1 year	TIA has pre-established 4-year annual goals, measured during each fiscal year Non-TIA has pre-established 3-year annual goals, measured during each fiscal year	—

Vesting Period	—	1 year

CEO TIA PSUs – Cliff vesting 50% after year 3 and 50% after year 4

Other NEO TIA PSUs (Messrs. Beaudoin and Kathpal) - 50% after year 2, 25% after year 3 and 25% after year 4

Non-TIA PSUs (Mr. Arshad) – 66.66% after year two and 33.33% after year 3

TIA RSUs—4-year ratable vesting Non-TIA RSUs – 3 year ratable vesting

How Payout Is Determined	Compensation Committee Determination	Pre-Established Formula / Individual Performance Modifier	Pre-Established Formula	Value dependent on stock price at each vesting date

Fiscal Year 2023 Total Direct Compensation Element
		STIP	LTIP

	Base Salary	Annual Bonus	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units

Performance Measures	—	Revenue (30%), Bookings (30%), Adjusted EBITDA (30%) and Strategic Scorecard (10%)	Revenue (50%) and Adjusted EBITDA margin (50%)	—

Compensation Governance

We are committed to good compensation governance, which we believe promotes the long-term interests of our shareholders, fosters sustained business success, and strengthens Board and management accountability. We have the following practices in place to promote the long-term interests of our shareholders.

What We Do	What We Don’t Do

✓  Pay for performance by providing a significant percentage of target annual compensation in the form of variable, at-risk compensation

✓  Pre-established performance goals that are aligned with creation of shareholder value

✓  Market comparison of executive compensation against a relevant peer group of companies

✓  Use of an independent compensation consultant reporting to the Compensation Committee and providing no other services to the Company

✓  Robust stock ownership guidelines

✓  Mitigate undue risk

✓  Comprehensive Clawback policy

✓  Annual say-on-pay vote

×   We do not allow single-trigger acceleration of equity awards upon a change of control

×   We do not have excise tax gross-ups

×   We do not allow repricing of underwater stock options

×   We do not allow hedging or short sales of our securities

×   We do not allow pledging of our securities

HOW WE DETERMINE EXECUTIVE COMPENSATION

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee	• Establishes executive compensation philosophy
• Approves incentive compensation programs and target performance expectations for STIP awards and LTIP awards
• Approves all compensation actions for the NEOs other than the CEO, including base salary and target and actual STIP and LTIP awards, and recommends the CEO’s compensation to the Board for approval
Board of Directors	• Based on the recommendation of the Compensation Committee, approves all compensation actions for the CEO, including base salary and target and actual STIP and LTIP awards
Independent Committee Consultant – FW Cook

•  Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive and director compensation trends and market updates

• Participates in Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings

•  Reports to the Compensation Committee, does not perform any other services for the Company, and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

CEO and Management

•  Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee

•  Responsible for the administration of the compensation programs once Board and Compensation Committee decisions are finalized

Compensation Peer Group and Market Data

Developing an appropriate compensation peer group for Cerence is challenging because there are few automotive AI companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. While the Compensation Committee recognized that there is no “perfect peer group” for a company like Cerence, with the assistance of the compensation consultant they endeavored to identify 12 to 24 similarly-sized, high-growth, publicly-traded technology companies that would collectively provide appropriate market reference points for evaluating the competitiveness of our compensation program.

We note that the below peer group was initially approved by the Compensation Committee in March 2021 and used for evaluating fiscal year 2022 compensation levels. In fiscal year 2022, the Compensation Committee considered whether to invest time and resources to update the peer group for purposes of evaluating fiscal year 2023 compensation levels. After deliberation, the Compensation Committee determined not to do so; in particular, in light of the ongoing macro uncertainties in the aftermath of the pandemic, rising interest rates and geopolitical issues impacting the automotive industry and general market volatility, the Compensation Committee concluded that maintaining a stable year-over-year peer group was preferable to making peer group revisions in reaction to uncontrollable macro events with unpredictable time horizons for normalization.

Fiscal Year 2022 and Fiscal Year 2023 Peer Group

8x8	Gentex	SPS Commerce
Altair Engineering	Guidewire	Upland Software
Aspen Technology	LivePerson	Varonis Systems
Blackberry	PROS Holdings	Visteon
Blackline	Rapid 7	Yext
Everbridge

Note: SailPoint Technologies was removed from the Peer Group following its acquisition by Thoma Bravo on August, 16, 2022.

For reference, the Company’s positioning as of fiscal year end on key financial metrics relative to the peer group is provided below:

Revenue (trailing four quarters): Lowest	Market Cap: 22nd percentile
EBITDA (trailing four quarters): 30th percentile

Data Source: S&P CapitalIQ. Market capitalization calculated as of September 30, 2023

As an additional reference, our Compensation Committee also uses data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market when formulating its recommendation for, or approving, the total direct compensation packages for our executive officers. The Radford Survey provides compensation market intelligence and is widely used within the technology industry. The Compensation Committee does not review the specific companies included in the Radford Survey and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. In setting compensation, the Compensation Committee considers each executive’s level and job performance, the executive’s duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies and in the survey data, and other circumstances unique to the Company, and evaluates whether the compensation elements and levels provided to our executives are generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows it to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular range or percentile level of total compensation paid to executives at the peer group companies or survey data.

Fiscal Year 2023 Named Executive Officer Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing the executive’s normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade and competitive compensation practices. Based on these criteria, in fiscal year 2023, our NEOs received the annual base salary increases set forth in the table below.

	Fiscal Year 2022 Base Salary ($)	Fiscal Year 2023 Base Salary ($)
Stefan Ortmanns (1)	574,520	594,342
Thomas Beaudoin	475,000	498,750
Iqbal Arshad (2)	—	500,000
Prateek Kathpal (3)	500,000	500,000

(1)

Base salary for Dr. Ortmanns is paid in Euros. Dr. Ortmanns’ fiscal year 2022 base salary was €530,000 and his fiscal year 2023 base salary was €556,500. The listed amounts for Dr. Ortmanns for fiscal year 2022 and fiscal year 2023 are based on an exchange rate of 1 Euro to 1.084 and 1.068 U.S. dollars, respectively.

(2)	Mr. Arshad was appointed as our Executive Vice President and Chief Technology Officer on May 9, 2023.

(3)	Mr. Kathpal resigned as Executive Vice President and Chief Technology Officer as of May 8, 2023.

Short-Term Incentive Plan

The Compensation Committee has designed our executive compensation program to provide that a significant level of each executive officer’s compensation opportunity is performance-based. Accordingly, our NEOs are eligible to receive annual performance-based bonuses under our STIP based on the achievement of performance objectives established at the beginning of the fiscal year.

The annual performance-based cash incentive that each NEO is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The Compensation Committee reviews the target annual bonus opportunities each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs for fiscal year 2023 was as follows:

	Fiscal Year 2023 Target Annual Cash Incentive as Percent of Base Salary (%)	Fiscal Year 2023 Target Annual Cash Incentive ($)
Stefan Ortmanns	100%	594,342
Thomas Beaudoin	75%	374,062
Iqbal Arshad (1)	75%	375,000
Prateek Kathpal (2)	75%	375,000

(1)	Mr. Arshad was appointed as our Executive Vice President and Chief Technology Officer on May 9, 2023 and was eligible for a full year target bonus under the STIP for fiscal year 2023.

(2)	Mr. Kathpal resigned as Executive Vice President and Chief Technology Officer as of May 8, 2023 and was not eligible for any bonus under the STIP for fiscal year 2023.

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the STIP. For fiscal year 2023, the Compensation Committee established the following goals and payout levels under the STIP:

Metric	Weighting	Rationale for Metric	Payout Range

Revenue	30%	Top line financial metric and a key metric for our investors	50% – 200%

Adjusted EBITDA	30%	Adjusted EBITDA is reflective of our operating performance and a key metric for our investors	50% – 200%

Bookings	30%	Establishes business pipeline	50% – 200%

Strategic Scorecard	10%

Additional strategic metrics consisting of: Customer Satisfaction (C-Sat); Employee Satisfaction (E-Sat); Organization Transformation (OPEX); Software Refactoring; and New Product Traction (booking on licensed deals)

			50% – 200%

Individual Contribution	—

Individual contribution is not a specifically weighted metric but is included as a component of the STIP in order to enable the Compensation Committee to differentiate actual payouts based on individual performance as reflected in each executive’s demonstrated leadership and decision making, effective communication, promotion of the Company’s strategic initiatives and values, business unit or functional accountabilities and commitment to excellence and work ethic.

The Compensation Committee’s evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it relies on the collective business experience and judgment of the Compensation Committee to holistically consider the performance of each executive and such executive’s contribution to the overall success of the Company.

			70% – 130% adjustment factor Regardless of the adjustment factor (if any), the overall STIP payout is capped at 200%

We define Adjusted EBITDA, which is a non-GAAP measure, as consolidated net income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, amortization of intangible assets, restructuring and other costs (net), depreciation, total other income (expenses, net), goodwill impairment, and (benefit from) provision for income taxes. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent that the actual impact differs from budgeted assumptions.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement is reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

The threshold, target and maximum performance and payout opportunities under the fiscal year 2023 STIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

When establishing the fiscal year 2023 goals, the Compensation Committee was cognizant of the fact that the revenue and Adjusted EBITDA goals were being set below the fiscal year 2022 actual levels; however, the target levels were consistent with the Company’s fiscal year 2023 guidance and the Committee determined that it would be demotivational to the recently reorganized management team to set the fiscal year 2023 goals at arbitrary performance levels that were disconnected from the guidance and the budget. The Compensation Committee also considered that the STIP is a Company-wide bonus plan and the importance of setting challenging-but-achievable target goals for the Company as a whole, particularly in light of the STIP payout of approximately 39% of target during fiscal year 2022.

	Threshold	Target	Maximum	Actual*	Payout %
Payout%	50%	100%	200%

Revenue (30%) ($M)	$268	$284	$300	$291.39	146.2%

Adjusted EBITDA (30%) ($M)	$23.4	$34.1	$50	$40.77	142%

Bookings (30%) ($M)	$580	$725	$780	$447.21	0%

Strategic Scorecard** (10%)	Scorecard metrics were assessed holistically by the Compensation Committee and deemed achieved at target level				100%

Weighted Average Payout: 96.44%

*	Note: Actual performance is adjusted to align with the fiscal year 2023 STIP foreign exchange rate.

**

Strategic scorecard consisted of the following metrics: Customer Satisfaction (C-Sat); Employee Satisfaction (E-Sat); Organization Transformation (OPEX); Software Refactoring; and New Product Traction (booking on licensed deals). However, specific targets are not disclosed because they involve confidential commercial or financial information, the disclosure of which would result in competitive harm. However, we have set such goals at challenging levels that we believe are difficult to achieve and would require substantial and sustained performance in order to be achieved at target levels.

The Compensation Committee considered the individual performance of the NEOs and determined that an individual modifier of 100% (i.e., no positive or negative adjustment to formulaic payout) for each NEO was appropriate.

The annual STIP bonuses earned by our NEOs for fiscal year 2023 are set forth in the table below. For fiscal year 2023, the annual STIP bonuses were paid 75% in the form of RSUs and 25% in the form of cash.

	Target STIP Opportunity ($)	Financial Metric Weighted Payout (%)	Fiscal Year 2023 Earned STIP ($)
Stefan Ortmanns	594,342	96.44	573,183
Thomas Beaudoin	374,062	96.44	360,745
Iqbal Arshad (1)	375,000	96.44	361,650
Prateek Kathpal (2)	—	—	—

(1)

Mr. Arshad was appointed as Executive Vice President and Chief Technology Officer as of May 9, 2023. As a result of extensive employment negotiations with Mr. Arshad and in order to offer him a competitive compensation package to ensure he accepted the offer (given the other employment opportunities offered to Mr. Arshad as a highly sought-after chief technology officer), Mr. Arshad’s bonus payout was not prorated for fiscal year 2023.

(2)	Mr. Kathpal resigned as Executive Vice President and Chief Technology Officer as of May 8, 2023 and was not eligible for any bonus under the STIP for fiscal year 2023.

Long-Term Incentive Program

We provide long-term incentive compensation to our executive officers, including the NEOs, under our LTIP in the form of PSUs and RSUs. These awards are designed to align the interests of our executive officers with those of our shareholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.

The Compensation Committee believes the approach of granting a balanced mix of performance-based and time-based equity awards enhances our ability to both drive performance and retain our executive officers by providing equity awards that will be fully earned only if they remain with us for several years. The value of equity awards granted to each NEO is intended to be market competitive and reflective of each executive’s skill set, experience, role, and responsibilities.

Each executive officer generally has an annual long-term equity incentive target grant denoted in terms of a dollar value, which is allocated equally between PSUs and RSUs. The dollar value is converted into an equivalent number of RSUs and a target number of PSUs based on the average closing price of the Company’s Common Stock during the 20 trading day period preceding the grant date (closing price on grant date included). The use of an average Common Stock closing price for purposes of converting dollar value targets into shares is intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity.

Fiscal Year 2023 Transformation Incentive Awards

As discussed earlier in the “Letter from the Compensation Committee,” the fiscal year 2023 LTIP consisted of a Transformation Incentive Award for Dr. Ortmanns, Mr. Beaudoin and Mr. Kathpal. The TIA has the following key aspects:

o

The TIA is a two-year “front-loaded” grant, covering both fiscal year 2023 and fiscal year 2024 annual equity awards; accordingly, executives who receive the TIA will not be eligible for any annual equity grants in fiscal year 2024.

o	The TIA is entirely in the form of equity awards, consisting of PSUs (weighted at least 50%) and RSUs (weighted no more than 50%).

o

PSU performance targets are aligned to top-line (revenue) and bottom-line (Adjusted EBITDA margin) metrics, the achievement of which we believe is critical to the success of our transformation and growth.

◾	The PSUs have 4-year performance goals that are pre-established at the outset and achievement will be formulaically determined.

o	RSUs vest in annual installments of 25% over 4 years.

o	Vesting of earned PSUs will occur as follows:

◾	CEO: Cliff vesting of 50% after year 3 and 50% after year 4

◾	Other NEOs: 50% after year 2, 25% after year 3 and 25% after year 4

o

The TIA incorporates governance best practices, including “double-trigger” treatment, which requires both a change of control and a subsequent qualifying termination of employment, restrictive covenants and forfeiture in the event of a termination for cause or resignation.

In establishing the transformation incentive program for fiscal year 2023, the Compensation Committee had to balance the potential drawbacks of a larger-than-customary incentive with the urgent need to incentivize, stabilize and retain the management team with a meaningful equity opportunity. In that regard, the Compensation Committee carefully considered the following:

-	Criticality of the Chief Executive Officer. Dr. Ortmanns is an accomplished voice and automotive technology expert and deeply knowledgeable about our technology; retaining Dr. Ortmanns is critical.

-

Criticality of the Management Team. Our CEO must be supported by a stable and high performing management team, whose collaboration, cohesion and teamwork are essential for success. Our key executives can be recruited by traditional and non-traditional talent competitors, and retention of the management team is critical.

-

Criticality of Shareholder Alignment. The transformation incentive program must be aligned with our pay-for-performance philosophy, foster both motivation and accountability, and create an ownership mindset.

Taking into account the foregoing, the Compensation Committee approved the following TIA awards during fiscal year 2023.

	TIA PSU		TIA RSU
	Target Value ($)	Target Award (#) (2)	Award Value ($)	Award (#) (2)
Stefan Ortmanns	6,000,000	345,224	6,000,000	345,224
Thomas Beaudoin	2,500,000	143,843	2,500,000	143,843
Prateek Kathpal (1)	3,500,000	201,380	2,500,000	143,843

(1)   Mr. Kathpal resigned as Executive Vice President and Chief Technology Officer as of May 8, 2023 and his TIA was forfeited.

(2)   As noted above, the target grant values of each NEO’s TIA PSUs and RSUs were converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date (which was $17.38). As this average stock price differed from the closing market price on the grant date (which was $19.20), the target grant values specified in this table differ from the FASB ASC Topic 718 values that are reported for purposes of the Summary Compensation Table and Grants of Plan Based Awards Table below in accordance with SEC rules.

As discussed above, the TIA reflects a two-year “front-loaded” grant and TIA participants are not eligible for an annual equity award in fiscal year 2024. For reference, the table below presents the TIA on an annualized basis:

	TIA PSU—Annualized		TIA RSU—Annualized
	Target Value ($)	Target Award (#)	Award Value ($)	Award (#)
Stefan Ortmanns	3,000,000	172,612	3,000,000	172,612
Thomas Beaudoin	1,250,000	71,922	1,250,000	71,922
Prateek Kathpal (1)	1,750,000	100,690	1,250,000	71,922

(1)	As noted above, Mr. Kathpal’s TIA was forfeited upon his resignation.

Mr. Arshad’s Fiscal Year 2023 Awards

Mr. Arshad’s fiscal year 2023 awards were established in connection with his hiring. Mr. Arshad was a highly sought-after chief technology officer candidate and his compensation package was the result of extensive employment negotiations, as well as extensive discussions by the Board and the Compensation Committee. As summarized in the table below, Mr. Arshad’s fiscal year 2023 equity awards consisted of (i) a sign-on RSU award with a grant value of $2,000,000 vesting in equal installments in November 2023 and November 2024, and (ii) an annual long-term incentive award with a grant value of $3,000,000, split evenly between PSUs and RSUs. To create alignment, Mr. Arshad’s annual PSU and RSU awards are subject to the same vesting conditions, including performance goals, as the rest of the leadership team, except that his annual RSU and PSU awards vest over three years rather than four years as is the case for the TIA RSUs and PSUs.

	PSU		RSU (inclusive of sign-on award)
	Target Value ($)	Target Award (#)(1)	Award Value ($)	Award (#)(1)
Iqbal Arshad	1,500,000	56,518	3,500,000	131,875

(1)

As noted above, the target grant value of the PSUs and RSUs were converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date (which was $26.54). As this average stock price differed from the closing market price on the grant date (which was $25.55), the target grant values specified in this table differ from the FASB ASC Topic 718 values that are reported for purposes of the Summary Compensation Table and Grants of Plan Based Awards Table below in accordance with SEC rules.

LTIP Components, Metrics and Weighting

Details on the types of equity awards granted are provided in the table below.

Equity Award	Rationale and Key Features
PSUs

•   Incentivize NEOs to achieve pre-established annual financial goals over a four-year performance period in the case of TIA PSUs and a three-year performance period in the case of non-TIA PSUs.

•   Earned shares range from 0% for below threshold performance to 200% of target for maximum performance.

•   PSU performance is measured annually and earned PSUs are subject to further vesting.

•   TIA PSUs for the CEO cliff vest 50% after three years and 50% after four years and TIA PSUs for Messrs. Beaudoin and Kathpal vest 50% after year two, 25% after year three and 25% after year four, generally subject to continued employment through the date the Company publicly issues its earnings release in the applicable year.

•   Mr. Arshad’s non-TIA PSUs vest 66.66% after year two and 33.33% after year three, generally subject to continued employment through the date the Company publicly issues its earnings release.

RSUs

•   Align pay and Company performance as reflected in our stock price.

•   Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

•   TIA RSUs vest in equal annual installments following the grant date over a period of four years, generally subject to continued employment with the Company through the applicable vesting date.

•   Non-TIA RSUs vest in equal annual installments following the grant date over a period of three years, generally subject to continued employment with the Company through the applicable vesting date.

The performance measures and weightings for the fiscal year 2023 PSU awards (both TIA and non-TIA PSUs) are as follows:

Performance Measures	Weighting	Description
Revenue Adjusted EBITDA Margin*	50% 50%

•   Annual goals are pre-established at the beginning of the multi-year performance period

○   Achievement is formulaically measured on an annual basis for each completed fiscal year

○   When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum

•   In selecting the metrics, the Compensation Committee considered the impact of overlapping metrics between the STIP and LTIP and noted the following:

○   With respect to the Adjusted EBITDA metric, there is differentiation between the STIP (which measures the metric on an absolute basis) and LTIP (which measures the metric on a profitability ratio basis)

○   With respect to the revenue metric, the STIP metric is based on a one-year performance period but the LTIP metric is based on pre-established multi-year goals (four years in the case of the TIA PSUs and three years in the case of non-TIA PSUs)

Notwithstanding some overlap, because delivering on these two metrics is foundational to our transformation’s success, the Compensation Committee determined to hold management accountable for performance through both the STIP and LTIP.

•   While we do not disclose prospective multi-year revenue and Adjusted EBITDA margin goals because they involve confidential commercial or financial information, the disclosure of which would result in competitive harm, we provide complete and transparent disclosure of the goal levels and performance achievement following completion of each applicable performance year. The Compensation Committee set the multi-year revenue and Adjusted EBITDA margin goals at levels that are challenging to achieve and would require substantial and sustained performance in order to be achieved at target levels.

○   As shown in the discussion that follows, the rigor of the Compensation Committee’s goal setting is evidenced by the fact that two of the three PSU performance tranches that were completed in fiscal year 2023 resulted in zero payouts.

* We define Adjusted EBITDA margin, which is a non-GAAP financial measure, as the adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue, as reported by the Company in its earnings announcement for the applicable performance period. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent actual impact differs from budgeted assumptions.

Outstanding PSU Awards

The following tables show the performance metrics, weighting and performance achievement with respect to the third and final tranche of the fiscal year 2021 PSUs, the second tranche of the fiscal year 2022 PSUs and the first tranche of the fiscal year 2023 PSUs. The rigor of our goal setting is evidenced by the fact that two of the three PSU performance tranches resulted in zero payouts during fiscal year 2023 – accordingly, the average payout relating to the fiscal year 2023 performance period was approximately 48%.

Fiscal Year 2021 PSUs: Third Tranche Not Earned During Fiscal Year 2023 Performance Period

	Performance Range			Fiscal 2023 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout (as % of Target)
	Threshold	Target	Maximum
Revenue (50%) ($ millions)	423.06	445.33	476.50	291.39	0	0
Adjusted EBITDA (50%) ($ millions)	144.97	152.60	167.86	40.77	0

Fiscal Year 2022 PSUs: Second Tranche Not Earned During the Fiscal Year 2023 Performance Period

	Performance Range			Fiscal Year 2023 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout (as % of Target)
	Threshold	Target	Maximum
Revenue Growth (50%)	3.80%	15.30%	26.80%	-14.12%	0	0
Adjusted EBITDA Margin (50%)	30.60%	34.00%	37.40%	13.99%	0

Fiscal Year 2023 PSUs: First Tranche Earned During the Fiscal Year 2023 Performance Period

Note: As discussed above, the earned fiscal year 2023 PSUs are subject to further time-based vesting requirements.

	Performance Range			Fiscal Year 2023 Actual*	Earned PSUs (as % of Target)	Weighted Average Payout
	Threshold	Target	Maximum
Revenue (50%) ($ millions)	268	284	300	291.39	146.2%	144.28%
Adjusted EBITDA Margin (50%)	8.70%	12.0%	16.7%	13.99%	142.4%

*	Note that actual performance is adjusted to align with the fiscal year 2023 LTIP foreign exchange rate.

The target number of PSUs and aggregate number of earned PSUs for the completed fiscal year 2021-2023 PSU cycle is as follows:

	Fiscal 2021-2023 Target PSUs (#)	Fiscal 2021-2023 Earned PSUs (#)	Fiscal 2021-2023 Earned PSUs as % of Target
Stefan Ortmanns	8,673	4,326	49.9%
Prateek Kathpal (1)	10,407	5,190	49.9%

(1)

Upon his termination of employment, Mr. Kathpal forfeited 3,469 unvested PSUs granted in fiscal year 2021. The target number of PSUs and number of earned PSUs for each fiscal year of the in-cycle performance periods is summarized in the table below:

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Fiscal 2022—2024
Stefan Ortmanns	10,852	0	0	Fiscal Year 2024 Performance Period in Progress	Not applicable
Thomas Beaudoin	13,354	0	0
Prateek Kathpal (1)	5,426	0	0

(1)	Upon his termination of employment, Mr. Kathpal forfeited 10,853 unvested PSUs granted in fiscal year 2022

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Fiscal 2023—2026 (TIA PSUs)(1)
Stefan Ortmanns	86,306	124,521	Fiscal Year 2024 Performance Period in Progress	Fiscal Year 2025 Performance Period Not Started	Fiscal Year 2026 Performance Period Not Started
Thomas Beaudoin	35,962	51,885

(1)	Mr. Kathpal is not listed in this table as his full TIA, including 201,380 PSUs granted in fiscal year 2023, were forfeited upon his termination of employment.

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Fiscal 2023—2025 (Non-TIA PSUs)
Iqbal Arshad	18,840	27,182	Fiscal Year 2024 Performance Period in Progress	Fiscal Year 2025 Performance Period Not Started	Not applicable

Other Compensation and Governance Matters

Change of Control and Severance Agreements

The Company or one of its subsidiaries has entered into a Change of Control and Severance Agreement and a Change of Control Equity Acceleration Agreement with Dr. Ortmanns and the Company has entered into a Change of Control Severance Agreement with each of our other NEOs (collectively, the “NEO Severance Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) are protective of the Company, as severance payments are conditioned on a separation and release agreement in favor of the Company and compliance with confidentiality and restrictive covenant agreements; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the NEO Severance Agreements do not include change of control-related tax gross-ups.

As noted earlier in the Proxy Statement, Mr. Kathpal resigned as Executive Vice President & Chief Technology Officer on May 8, 2023. In connection with his departure, Mr. Kathpal entered into a Transitional Services and Advisory Agreement (the “Kathpal Agreement”), pursuant to which he agreed to remain with the Company in an advisory role and provide transitional assistance as requested by the Company from May 9, 2023 to November 30, 2023. We did not pay severance to Mr. Kathpal in connection with his employment termination. For further information regarding the transition arrangements, see the section below entitled “Separation and Transition Arrangements.”

Additional information regarding the NEO Severance Agreements, including a quantification of benefits that would have been received by each currently serving NEO, had the executive’s employment terminated on September 30, 2023, is provided under “Fiscal 2023 Potential Payments upon Termination or Change in Control.”

Retirement, Health, Welfare, Perquisites and Personal Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our U.S.-based NEOs are also eligible to participate in a separate long-term disability plan and life insurance plan and are eligible to receive reimbursement of financial planning and tax preparation fees and an annual executive physical.

We sponsor a 401(k) defined contribution plan in which our U.S.-based NEOs are eligible to participate, subject to limits imposed by the Internal Revenue Code (the “Code”), to the same extent as our other U.S. based regular employees. We provide matching contributions under the 401(k) plan for all employees, including the NEOs.

For Dr. Ortmanns (who is primarily based in Europe), Cerence pays for an automobile lease and fuel for the leased automobile consistent with local market practice.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for our NEOs and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with the interests of our shareholders and also to promote the Company’s commitment to sound corporate governance practices.

Under the stock ownership guidelines, the target share ownership levels are five times base salary for our CEO, two times base salary for our other NEOs, and three times the annual cash retainer for the non-employee directors. The following shares count towards satisfaction of the guidelines: shares owned outright by the executive or non-employee director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or non-employee director or his or her family and shares held through an ERISA qualified benefit plan or through the Cerence 2019 Employee Stock Purchase Plan. Unvested performance awards, unexercised stock options, “make-whole” stock awards arising from prior employment, and unvested stock awards granted pursuant to the Company’s short-term incentive program do not count for purposes of satisfying the guidelines.

Each NEO and non-employee director must achieve the guideline amount within five years of becoming subject to the guidelines. In addition, until an individual has reached the appropriate target level, an executive is required to retain 25% of the net shares, except as expressly stated in our stock ownership guidelines, most notably, in the case of “make-whole awards,” received as a result of the exercise of stock options or vesting of equity awards, and a non-employee director is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of RSUs. Satisfaction of the stock ownership guidelines is calculated on an annual basis at the end of the calendar year.

Clawback Policy

The Compensation Committee has adopted a Compensation Recovery Policy (the “Clawback Policy”), which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer (each, a “Covered Person”) after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported (“Excess Incentive-Based Compensation”). In addition, in the event the Company is required to prepare an accounting restatement, the Company will use reasonable efforts to recover from any current or former employee of the Company who is not a Covered Person any Excess Incentive-Based Compensation if the Board (or a committee thereof) determines that such employee committed any act or omission that materially contributed to the circumstances requiring the accounting restatement and such act or omission involved: (i) misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of the employment by the Company; or (ii) a breach of a fiduciary duty to the Company or its stockholders. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Company will also use reasonable efforts to recover from each current or former employee of the Company up to 100% of the incentive-based compensation received by such employee from the Company during the preceding three-year period if the Board (or a committee thereof), determines that such employee’s act or omission contributed to the circumstances requiring the accounting restatement and such act or omission involved any of the following: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of employment by the Company or (ii) fraud in the course of the employment by the Company.

Insider Trading Policy; Prohibition on Hedging and Pledging

Our insider trading policy applies to all our employees and directors, including our NEOs. We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Risk Assessment

In August 2023, the Compensation Committee reviewed and evaluated the Company’s executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company.

Tax Deductibility Policy

The Compensation Committee takes into consideration the potential tax deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary focus should be to structure a compensation program that attracts, retains and rewards our executive officers who are critical to our success. Accordingly, the Compensation Committee retains the flexibility necessary to provide cash and equity-based compensation in line with its compensation philosophy and competitive practices, even if these amounts are not fully tax deductible.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Alfred Nietzel, Chair

Marianne Budnik

Marcy Klevorn

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

FISCAL YEAR 2023 SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows the compensation paid to or earned by the NEOs listed below for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Dr. Stefan Ortmanns (1)	2023	580,191	—	13,256,602	573,183	28,757	14,438,733
President and Chief Executive Officer	2022	524,464	216,797	4,361,086	222,856	23,492	5,348,695
	2021	360,472	296,136	1,023,414	389,959	11,972	2,081,953
Thomas Beaudoin	2023	486,875	—	5,523,571	360,745	20,455	6,391,646
Chief Financial Officer	2022	195,481	—	2,484,209	56,412	88,105	2,824,207
Iqbal Arshad (2) EVP and Chief Technology Officer	2023	213,462	—	4,813,441	361,650	4,774	5,393,327
Prateek Kathpal (3)	2023	300,000	—	7,840,766	—	332,795	8,473,561
Former EVP and Chief Technology Officer	2022	478,776	3,000	2,124,670	145,463	14,862	2,766,771

(1)

Dr. Ortmanns was appointed as President and Chief Executive Officer effective December 15, 2021. He previously served as Executive Vice President and General Manager Core Auto BU. Dr. Ortmanns’ compensation was originally denominated in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.195 U.S. Dollars for fiscal year 2021, 1 Euro to 1.084 U.S. Dollars for fiscal year 2022 and 1 Euro to 1.068 U.S. Dollars for fiscal year 2023.

(2)	Mr. Arshad was appointed as EVP and Chief Technology Officer effective May 9, 2023. His annualized base salary for fiscal year 2023 was $500,000.

(3)	Mr. Kathpal resigned as EVP and Chief Technology Officer effective May 8, 2023.

(4)

The amount reported in the Bonus column for Dr. Ortmanns for fiscal year 2022 represents a cash award of €200,000 payable to him upon his promotion to the President and Chief Executive Officer role. Dr. Ortmanns was required to repay this amount to us if he voluntarily left Cerence or his employment was terminated for cause within one year of his appointment as President and Chief Executive Officer. The amount reported in the Bonus column for Mr. Kathpal represent two Patent Awards of $1,500, each payable upon filing for a patent under the Cerence Patent Award program. The amount reported in the Bonus column for fiscal year 2021 for Dr. Ortmanns consists of a cash retention bonus provided by Nuance at the time of the announcement for the Spin-Off by Nuance. The cash retention bonus consists of two payments of €247,844, the first of which was made in January 2020 and the second of which was made in January 2021.

(5)

As discussed in greater detail in the “Letter from the Compensation Committee” and the CD&A, the fiscal year 2023 stock awards to Dr. Ortmanns and Messrs. Beaudoin and Kathpal consisted of Transformation Incentive Awards. The TIA constitutes a two-year “front-loaded” grant and TIA participants are not eligible for a fiscal year 2024 annual equity award. See tables under the section entitled “Long-Term Incentive Program” in the CD&A for the TIA grant values approved by the Compensation Committee, in aggregate and on an annualized basis.

The fiscal year 2023 stock awards for Mr. Arshad consisted of a sign on RSU award and annual awards consisting of a mix of RSUs and PSUs.

The amounts reported in the Stock Awards column represent the grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, assuming the probable outcome of the performance conditions and disregarding the effect of any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of stock awards are described in note 2(p) of our Audited Financial Statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The value of the PSUs granted in fiscal year 2023 assuming maximum achievement of the performance conditions is $13,256,602 for Dr. Ortmanns, $5,523,571 for Mr. Beaudoin, $2,888,070 for Mr. Arshad, and $7,732,992 for Mr. Kathpal.

Note: Consistent with the Company’s equity grant practice, the approved grant values are converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date. As this average stock price differed from the closing market price on the grant date, which is the price used to determine the grant date fair values under FASB ASC Topic 718, the grant date fair values specified in the Stock Awards column differ from the equity grant values approved by the Compensation Committee.

In accordance with the terms of the Transitional Services and Advisory Agreement, Mr. Kathpal remained eligible for continued vesting of certain outstanding equity awards during his transition services period contingent on meeting certain metrics. As required by the SEC rules and FASB ASC Topic 718, the amounts reported in the Stock Awards column for Mr. Kathpal for fiscal year 2023 include the fair value of such equity awards but do not take into account forfeitures of equity awards. Mr. Kathpal forfeited RSUs covering 113,308 shares of Common Stock and PSUs covering 215,702 shares of Common Stock upon the termination of his employment. For further information regarding the Transitional Services and Advisory Agreement with Mr. Kathpal, see the section below entitled “Separation and Transition Arrangements.”

For fiscal year 2022 for Mr. Beaudoin, this amount also includes $117,227, which is the value of the RSU award he received as compensation for his work as a non-employee member of the Board of Directors of Cerence prior to his appointment as Chief Financial Officer.

(6)

The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual bonuses awarded under the STIP, under which bonuses are earned based upon the achievement of certain pre-determined corporate performance metrics. Seventy-five percent (75%) of the value reflected in the table will be converted into and paid in the form of RSUs, which vested in full on January 2, 2024, and twenty-five percent (25%) of the value was paid in cash.

(7)	The amounts reported in the All-Other Compensation column represent the incremental cost to Cerence to provide the following benefits and payments:

Name	Automobile Lease and Fuel ($)(a)	Accrued but Unused PTO ($)(b)	Company 401(k) Plan and Pension Contributions ($)(c)	Financial/Tax Planning ($)(d)	Advisory Fees ($)(e)	Other ($)(f)	Total ($)
Stefan Ortmanns	28,757	—	—	—	—	—	28,757
Thomas Beaudoin	—	—	15,213	5,000	—	242	20,455
Iqbal Arshad	—	—	4,673	—	—	101	4,774
Prateek Kathpal	—	72,115	5,538	5,000	250,000	141	332,795

(a)	Amounts reported represent actual cost to Cerence for the automobile lease and fuel expenses for Dr. Ortmanns.

(b)	Amounts reported represent accrued but unused paid time off paid to Mr. Kathpal upon termination of employment pursuant to the terms of the Cerence PTO Policy.

(c)

Amounts reported for U.S. employees represent Company matching contributions to the Cerence 401(k) Retirement Plan (the “401(k) Plan”). Under the 401(k) Plan, Cerence matches 50% of employee contributions up to 6% of eligible compensation.

(d)	Amounts reported represent the amount reimbursed by Cerence to U.S. executives for financial and tax advisory and preparation services. This maximum benefit for each NEO is $5,000 per year.

(e)	For Mr. Kathpal this amount represents the consulting/advisory fee paid per his Transitional Services and Advisory Agreement.

(f)

For Messrs. Beaudoin, Arshad and Kathpal, the amounts reported represent the premiums for long-term disability insurance equal to the difference between the maximum benefit available to executives ($18,500 per month) and other employees ($13,000 per month). For Mr. Kathpal, the amount reported represents the premium for long-term disability insurance and life insurance premiums paid by Cerence for an individual life insurance policy in the amount of $500,000.

FISCAL YEAR 2023 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth grants of plan-based awards to our NEOs during the fiscal year ended September 30, 2023.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stefan Ortmanns		297,171	594,342	1,188,684
	12/02/2022							345,224	6,628,301
	12/02/2022				172,612	345,224	690,448		6,628,301
Thomas Beaudoin		187,031	374,062	748,124
	12/02/2022							143,843	2,761,786
	12/02/2022				71,922	143,843	287,686		2,761,786
Iqbal Arshad		187,500	375,000	750,000
	04/28/2023							131,875	3,369,406
	04/28/2023				28,259	56,518	113,036		1,444,035
Prateek Kathpal		187,500	375,000	750,000
	12/02/2022							143,843	2,761,786
	12/02/2022				100,690	201,380	402,760		3,866,496
	05/08/2023				—	44,857	—		1,212,485

(1)

The amounts reported represent the threshold, target and maximum performance-based incentive payments the NEOs could earn pursuant to the STIP for fiscal year 2023, as described in “Compensation Discussion and Analysis– Fiscal Year Named Executive Officer Compensation – Short Term Incentive Plan above. The actual amounts earned pursuant to the STIP for fiscal year 2023 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2023 Summary Compensation Table above. Mr. Kathpal did not receive payment under the STIP for fiscal year 2023 due to his resignation from employment.

(2)

As discussed in greater detail in the “Letter from the Compensation Committee” and the CD&A, the fiscal year 2023 stock awards to Dr. Ortmanns and Messrs. Beaudoin and Kathpal consisted of Transformation Incentive Awards. The fiscal year 2023 TIA constitutes a two-year “front-loaded” grant and TIA participants are not eligible for a fiscal year 2024 annual equity award.

The

amounts reported represent the threshold, target and maximum number of PSUs granted to NEOs in fiscal year 2023. These awards will vest and be earned only if certain performance goals are achieved as described in “Compensation Discussion and Analysis – Fiscal Year Named Executive Officer Compensation – Long Term Incentive Program” above. The values reported for the PSUs awarded in fiscal year 2023 represent the grant date fair values of such awards assuming the probable outcome of the performance conditions. The value of such awards assuming the maximum achievement of the applicable performance conditions is reported in footnote 5 to the Fiscal Year 2023 Summary Compensation Table above.

(3)	For Mr. Arshad, the amount reported includes a new hire award of 75,357 RSUs ($1,925,371). Mr. Kathpal’s TIA award was forfeited in its entirety upon his termination of employment.

(4)

In accordance with FASB ASC Topic 718, without taking into account forfeitures of equity awards, as required by the SEC rules, for Mr. Kathpal, the amounts reported include the fair value as of the technical modification date of RSUs that remained eligible for continued vesting during his transition period subject to achievement of performance metrics outlined in his Transitional Services and Advisory Agreement. See footnote 5 to the Summary Compensation table above and the section below entitled “Separation and Transition Arrangements” for additional information.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our NEOs as of September 30, 2023. The equity awards were all in the form of RSUs and PSUs. For purposes of valuing the outstanding awards, the amounts below are based on a per-share price of $20.37 for the Cerence Common Stock, the closing market price as reported on Nasdaq on September 29, 2023, the last business day of the fiscal year.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stefan Ortmanns	100,050	2,038,019	(2)	—	—	—
	97,159	1,979,129	(3)	—	—	—
	86,306	1,758,053	(4)	—	—	—
	86,306	1,758,053	(5)	—	—	—
				5,426	110,528	(10)
	124,521	2,536,493	(11)	43,153	879,027	(12)
				86,306	1,758,053	(13)

Thomas Beaudoin	35,961	732,526	(2)	—	—	—
	13,355	272,041	(6)	—	—	—
	35,961	732,526	(3)	—	—	—
	13,354	272,021	(7)	—	—	—
	35,961	732,526	(4)	—	—	—
	35,960	732,505	(5)	—	—	—
	51,885	1,056,897	(14)	24,658	502,283	(15)
				17,980	366,253	(16)
				17,980	366,253	(17)

Iqbal Arshad	18,840	383,771	(2)	—	—	—
	37,679	767,521	(8)	—	—	—
	18,839	383,750	(3)	—	—	—
	37,678	767,501	(9)	—	—	—
	18,839	383,750	(4)	—	—	—
	27,182	553,697	(14)	9,420	191,885	(15)
				9,419	191,865	(16)

Prateek Kathpal (18)	—	—	—	—	—	—

(1)	Based upon achievement of threshold performance because fiscal year 2022 performance was below threshold.

(2)

Represents RSUs scheduled to vest October 1, 2023 subject to continued employment through the vesting date. For Dr. Ortmanns, this amount includes: 2,891 RSUs granted in fiscal year 2021, 10,853 RSUs granted in fiscal year 2022, and 86,306 RSUs granted in fiscal year 2023. For Mr. Beaudoin, this represents one fourth of the RSU award granted in fiscal year 2023 and, for Mr. Arshad, this represents one third of the annual RSU award granted in fiscal year 2023.

(3)

Represents RSUs scheduled to vest October 1, 2024 subject to continued employment through the vesting date. For Dr. Ortmanns, this amount includes 10,853 RSUs granted in fiscal year 2022 and 86,306 RSUs granted in fiscal year 2023. For Mr. Beaudoin, this represents one fourth of the RSU award granted in fiscal year 2023 and, for Mr. Arshad, this represents one third of the annual RSU award granted in fiscal year 2023.

(4)

Represents RSUs scheduled to vest October 1, 2025 subject to continued employment through the vesting date. For Dr. Ortmanns, and Mr. Beaudoin this represents one fourth of the RSU award granted in fiscal year 2023 and, for Mr. Arshad, this represents one third of the annual RSU award granted in fiscal year 2023.

(5)

Represents RSUs scheduled to vest October 1, 2026 subject to continued employment through the vesting date. For Dr. Ortmanns and Mr. Beaudoin, this represents one fourth of the RSU award granted in fiscal year 2023.

(6)	Represents RSUs granted to Mr. Beaudoin as a new hire award that vest May 5, 2024 subject to continued employment through the vesting date.

(7)	Represents RSUs granted to Mr. Beaudoin as a new hire award that vest May 5, 2025 subject to continued employment through the vesting date.

(8)	Represents RSUs granted to Mr. Arshad as a new hire award that vest November 15, 2024 subject to continued employment through the vest date.

(9)	Represents RSUs granted to Mr. Arshad as a new hire award that vest November 15, 2024 subject to continued employment through the vest date.

(10)

Represents PSUs granted in fiscal year 2022 that vest upon the release of earnings for fiscal year 2024 subject to the achievement of financial measures (revenue growth and Adjusted EBITDA margin) in fiscal year 2024 and continued employment through the vesting date.

(11)

Represents PSUs granted in fiscal year 2023 and earned based upon achievement of fiscal year 2023 financial metrics (revenue and Adjusted EBITDA margin) scheduled to vest upon the release of earnings for fiscal year 2025 subject to continued employment through the vesting date.

(12)

Represents PSUs granted in fiscal year that vest upon the release of earnings for fiscal year 2025 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2024 and fiscal year 2025 and continued employment through the vesting date.

(13)

Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal years 2024, 2025 and 2026 and continued employment through the vesting date.

(14)

Represents PSUs granted in fiscal year 2023 and earned based upon fiscal year 2023 performance (revenue and Adjusted EBITDA margin) scheduled to vest upon the release of earnings for fiscal year 2024 subject to continued employment through the vesting date.

(15)

Represents PSUs granted in fiscal year 2022 (for Mr. Beaudoin) and fiscal year 2023 that vest upon the release of earnings for fiscal year 2024 subject to the achievement of financial measures in fiscal year 2024 (revenue growth and Adjusted EBITDA margin) and continued employment through the vesting date.

(16)

Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2025 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2025 and continued employment through the vesting date.

(17)

Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2026 and continued employment through the vesting date.

(18)

Mr. Kathpal’s RSUs that remained eligible to continue to vest pursuant to the Kathpal Agreement vested on September 29, 2023. Mr. Kathpal forfeited the remainder of his outstanding RSUs and PSUs upon the termination of his employment, representing 113,308 RSUs and 215,702 PSUs.

FISCAL YEAR 2023 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the stock awards that vested, and the value realized upon vesting, by the NEOs during fiscal year 2023. No options were outstanding or vested during fiscal year 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stefan Ortmanns	56,760	944,768
Thomas Beaudoin	22,906	534,517
Iqbal Arshad	—	—
Prateek Kathpal	83,634	1,558,126

(1)

Value calculated by multiplying the number of shares vesting by the closing price of a share of the Cerence Common Stock on the vesting date. The value reported includes the vesting of RSUs granted pursuant to the fiscal year 2022 STIP.

Pension or Non-Qualified Deferred Compensation Plans

There were no pension or non-qualified deferred compensation plans in place for any NEOs in fiscal year 2023.

Change of Control and Severance Agreements

Dr. Ortmanns has entered into a Change of Control Severance Agreement with Cerence GmbH, a wholly-owned subsidiary of the Company, and a Change of Control Equity Acceleration Agreement with the Company (the “CEO Severance Agreements”) and Messrs. Beaudoin and Arshad have entered into Change of Control Severance Agreements with the Company (each, a “Severance Agreement”).

Dr. Ortmanns

The CEO Severance Agreements provide that in the event that Dr. Ortmanns’ employment is terminated by us other than for “cause” (as defined in the CEO Severance Agreements) and for a reason other than death or “disability” (as defined in the CEO Severance Agreements) and such termination occurs outside of the one-year period following a “change of control” (as defined in the CEO Severance Agreements), Dr. Ortmanns will be eligible to receive (i) a lump sum payment equal to 150% of his annual base salary then in effect, (ii) a lump sum payment equal to 150% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of his time-based equity awards that would have vested in the 18-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period is complete as of the date of termination and (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided Dr. Ortmanns has been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.

If Dr. Ortmanns’ employment is terminated by us other than for cause and for a reason other than death or disability or Dr. Ortmanns resigns for “good reason” (as defined in CEO Severance Agreements) within 12 months following a change of control of Cerence, he will instead be eligible to receive, (i) 200% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 200% of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, and (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance.

In the event that Dr. Ortmanns’ employment is terminated due to death or disability, he (i) will be eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete, and (ii) will remain eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

Mr. Beaudoin

The Severance Agreement with Mr. Beaudoin provides that in the event that Mr. Beaudoin’s employment is terminated by us other than for “cause” (as defined in his Severance Agreement) and for a reason other than death or “disability” (as defined in his Severance Agreement) and such termination occurs outside of the one-year period following a “change of control” (as defined in his Severance Agreement), Mr. Beaudoin will be eligible to receive (i) a lump sum payment equal to 100% of his annual base salary then in effect, (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of his time-based equity awards that would have vested in the 12-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period is complete as of the date of termination, (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided Mr. Beaudoin has been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics and (vi) up to 12 months of Company-paid health insurance under COBRA (at the coverage levels in effect immediately prior to the his termination).

If Mr. Beaudoin’s employment is terminated by us other than for cause and for a reason other than death or disability or Mr. Beaudoin resigns for “good reason” (as defined his Severance Agreement) within 12 months following a change of control of Cerence, he will instead be eligible to receive, (i) 150% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 150% of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance and (v) up to 18 months Company-paid health insurance under COBRA (at the coverage levels in effect immediately prior to the his termination).

In the event that Mr. Beaudoin’s employment is terminated due to death or disability, he (i) will be eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete, and (ii) will remain eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

Mr. Arshad

The Severance Agreement with Mr. Arshad provides that in the event that Mr. Arshad’s employment is terminated by us other than for “cause” (as defined in his Severance Agreement) and for a reason other than death or “disability” (as defined in his Severance Agreement) and such termination occurs outside of the one-year period following a “change of control” (as defined in his Severance Agreement), Mr. Arshad will be eligible to receive (i) a lump sum payment equal to 100% of his annual base salary then in effect, (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of his time-based equity awards that would have vested in the 12-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period is complete as of the date of termination, (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided Mr. Arshad has been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics and (vi) up to 12 months of Company-paid health insurance under COBRA (at the coverage levels in effect immediately prior to the his termination).

If Mr. Arshad’s employment is terminated by us other than for cause and for a reason other than death or disability or Mr. Arshad resigns for “good reason” (as defined his Severance Agreement) within 12 months following a change of control of Cerence, he will instead be eligible to receive, (i) 150% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 150% of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance and (v) up to 18 months Company-paid health insurance under COBRA (at the coverage levels in effect immediately prior to the his termination).

In the event that Mr. Arshad‘s employment is terminated due to death or disability, he (i) will be eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete, and (ii) will remain eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

Transformation Incentive Award Agreements

The award agreements for the Transformation Incentive Awards provide that, notwithstanding anything in the CEO Severance Agreements or the relevant Severance Agreements, as applicable, in the event of a termination of employment by the Company other than for cause and for a reason other than death or disability or the executive’s resignation for good reason within 12 months following a change of control of Cerence and such termination or resignation occurs within one year following the date of grant of the Transformation Incentive Awards, then, 50% (rather than 100%) of the unvested PSUs underlying such awards would have been eligible for accelerated vesting pursuant to the CEO Severance Agreement or the relevant Severance Agreement and the remaining 50% of the unvested PSUs would have terminated and been forfeited for no consideration upon such termination.

Separation and Transition Arrangements

Mr. Kathpal

Mr. Kathpal resigned as Executive Vice President and Chief Technology Officer effective May 8, 2023. In connection with his resignation, Mr. Kathpal entered into a Transitional Services and Advisory Agreement containing a reaffirmation of Mr. Kathpal’s confidentiality obligations to the Company and other restrictive covenants, as well as a general release of claims by Mr. Kathpal (the “Kathpal Agreement”). Pursuant to the Kathpal Agreement, Mr. Kathpal agreed to remain with the Company in an advisory role and provide transitional assistance as requested by the Company from May 9, 2023 through November 30, 2023. During this transitional advisory period, Mr. Kathpal’s RSUs that were scheduled to vest in October 2023, representing a total of 44,857 shares of Cerence Common stock, remained eligible to continue to vest based on the achievement of assigned transition metrics. The amount reported for Mr. Kathpal in the Stock Awards column of Summary Compensation Table above represents the fair value attributable to the technical accounting modification of the awards under FASB ASC Topic 718, without giving effect to forfeitures, as required by the SEC rules. Mr. Kathpal was also eligible to earn metric-based advisory fees up to an aggregate amount of $250,000 based on a transition plan mutually agreed upon in writing by Mr. Kathpal and Dr. Ortmanns. Mr. Kathpal achieved the metrics assigned to him and vested in the RSUs that remained eligible to vest and received the full amount of the metric-based advisory fees.

The Compensation Committee’s rationale for entering into the Kathpal Agreement was to ensure a smooth transition from Mr. Kathpal to Mr. Arshad. Mr. Kathpal was not eligible for any severance payments, and his other equity awards (consisting of 113,308 RSUs and 215,702 PSUs) were forfeited upon his resignation; the forfeited awards had an aggregate market value of approximately $8,761,536 based on the closing price of Cerence Common Stock on May 8, 2023, the date of forfeiture.

We believe that our CTO transition to Mr. Arshad was successful.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each of our NEOs entitled to severance payments and benefits in various termination and change of control situations has been estimated in the tables below. The amounts received by Mr. Kathpal in connection with the termination of his employment are described above under the heading “Separation and Transition Arrangements.” The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change of control and the NEO’s employment termination occurred on September 30, 2023. The per share closing price of the Common Stock on Nasdaq as of September 29, 2023, the last trading day of fiscal year 2023, was $20.37, which was used as the value of a share of the Common Stock for the calculations below. The value of RSU vesting acceleration was calculated by multiplying the number of RSUs subject to vesting acceleration as of September 30, 2023, by the per share closing price of Common Stock as of September 29, 2023.

Stefan Ortmanns

The following table describes the potential payments and benefits upon employment termination for Dr. Ortmanns, as if his employment terminated as of September 30, 2023.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	2,377,368	(1)	2,971,710	(2)	—
Health Care Continuation	—		—		—
Acceleration of Equity Awards	6,553,640	(3)	11,659,645	(4)	10,069,747	(5)
Total	8,931,008		14,631,355		10,069,747

(1)

Represents (i) 150% of Dr. Ortmanns’ annual base salary in effect as of September 30, 2023, (ii) 150% of Dr. Ortmanns’ target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Dr. Ortmanns’ target bonus for fiscal year 2023.

(2)

Represents (i) 200% of Dr. Ortmanns’ annual base salary in effect as of September 30, 2023, (ii) 200% of Dr. Ortmanns’ target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Dr. Ortmanns’ target bonus for fiscal year 2023.

(3)

Represents the value attributable to acceleration of the portion of Dr. Ortmanns’ time-based equity awards that would have vested in the 18-month period following the date of termination and the earned portion of Dr. Ortmanns’ performance-based equity awards for which the performance period is complete as of the date of termination.

(4)

Represents the value attributable to acceleration of 100% of Dr. Ortmanns’ unvested time-based equity awards, 100% of the target number of unvested non-TIA PSUs, and 50% of the TIA unvested PSUs held by Dr. Ortmanns.

(5)

Represents the value attributable to acceleration of 100% of Dr. Ortmanns’ unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete as of the date of termination.

Thomas Beaudoin

The following table describes the potential payments and benefits upon employment termination for Mr. Beaudoin, as if his employment terminated as of September 30, 2023.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,246,874	(1)	1,683,280	(2)
Health Care Continuation	19,724	(3)	29,586	(4)	19,724	(3)
Acceleration of Equity Awards	2,061,464	(5)	5,373,382	(6)	4,531,041	(7)
Total	3,328,062		7,086,248		4,550,765	(8)

(1)

Represents (i) 100% of Mr. Beaudoin’s annual base salary in effect as of September 30, 2023, (ii) 100% of Mr. Beaudoin’s target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Mr. Beaudoin’s target bonus for fiscal year 2023.

(2)

Represents (i) 150% of Mr. Beaudoin’s annual base salary in effect as of September 30, 2023, (ii) 150% of Mr. Beaudoin’s target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Mr. Beaudoin’s target bonus for fiscal year 2023.

(3)	Represents 12 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2023.

(4)	Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2023.

(5)

Represents the value attributable to acceleration of the portion of Mr. Beaudoin’s time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Beaudoin’s performance-based equity awards for which the performance period is complete as of the date of termination.

(6)

Represents the value attributable to acceleration of 100% of Mr. Beaudoin’s unvested time-based equity awards and 100% of the target number of unvested non-TIA PSUs and 50% of the unvested TIA PSUs held by Mr. Beaudoin.

(7)

Represents the value attributable to acceleration of 100% of Mr. Beaudoin’s unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete as of the date of termination.

(8)

The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period until the earlier of the date Mr. Beaudoin is no longer disabled, or age 65 ($80,574). The benefit is equal to 60% of base salary with a maximum benefit of $18,500. The maximum period of time for which the benefit may be paid to Mr. Beaudoin as of September 30, 2023 is 15 months. The interest rate used to determine the lump sum present value is 3.56%.

Iqbal Arshad

The following table describes the potential payments and benefits upon employment termination for Mr. Arshad, as if his employment terminated as of September 30, 2023.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,250,000	(1)	687,500	(2)	—
Health Care Continuation	—(3)		—(3)		—(3)
Acceleration of Equity Awards	1,704,989(4)		4,054,967	(5)	3,239,990	(6)
Total	2,954,989		5,742,467		3,239,990	(7)

(1)

Represents (i) 100% of Mr. Arshad’s annual base salary in effect as of September 30, 2023, (ii) 100% of Mr. Arshad’s target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Mr. Arshad’s target bonus for fiscal year 2023.

(2)

Represents (i) 150% of Mr. Arshad’s annual base salary in effect as of September 30, 2023, (ii) 150% of Mr. Arshad’s target bonus for fiscal year 2023 and (iii) a pro-rated percentage of Mr. Arshad’s target bonus for fiscal year 2023.

(3)	Mr. Arshad does not participate in the Cerence Health Insurance Plan and is therefore not eligible for COBRA.

(4)

Represents the value attributable to acceleration of the portion of Mr. Arshad’s time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Arshad’s performance-based equity awards for which the performance period is complete as of the date of termination.

(5)

Represents the value attributable to acceleration of 100% of Mr. Arshad’s unvested time-based equity awards and 100% of the unvested PSUs held by Mr. Arshad based on actual performance and target performance where performance is not measurable.

(6)

Represents the value attributable to acceleration of 100% of Mr. Arshad’s unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete as of the date of termination.

(7)

The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period until the earlier of the date Mr. Arshad is no longer disabled, or age 65 ($80,574). The benefit is equal to 60% of base salary with a maximum benefit of $18,500. The interest rate used to determine the lump sum present value is 3.56%.

PAY VERSUS PERFORMANCE DISCLOSURE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO
named executive officers (
“Non-PEO
NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the Compensation Discussion & Analysis section of this Proxy Statement.
Pay Versus Performance Table

Fiscal Year (1)	Summary Compensation Table Total for Dr. Ortmanns PEO (2)	Summary Compensation Table Total for Mr. Dhawan PEO (2)	Compensation Actually Paid to Dr. Ortmanns PEO (3)	Compensation Actually Paid to Mr. Dhawan PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($mil.) (6)	Revenue (7) ($mil.)
							Cerence Total Shareholder Return	Peer Group Total Shareholder Return (5)
2023	$14,438,733	—	$15,972,323	—	$6,752,845	$4,286,095	$42	$107	($56)	$291
2022	$5,348,695	$9,512,933	($4,314,610)	($17,453,566)	$2,775,483	($1,854,165)	$32	$90	($311)	$341
2021	—	$7,465,574	—	$41,323,599	1,803,823	$10,285,852	$197	$144	$46	$385

(1)
Dr. Ortmanns succeeded Sanjay Dhawan as PEO in fiscal year 2022 (on December 15, 2021). Mr. Dhawan served as the PEO for the entirety of fiscal year 2021. Our
Non-PEO
NEOs for the applicable fiscal years were as follows:

•	Fiscal year 2023: Thomas Beaudoin, Prateek Kathpal, and Iqbal Arshad

•	Fiscal year 2022: Thomas Beaudoin, Mark Gallenberger, Marc Montagner, Prateek Kathpal, and Christophe Couvreur

•	Fiscal year 2021: Mark Gallenberger, Stefan Ortmanns, and Leanne Fitzgerald

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEOs, Dr. Ortmanns and Mr. Dhawan, and (ii) the average of the total compensation reported in the SCT for the applicable year for our
Non-PEO
NEOs.

(3)
Amounts reported in these columns represent (i) CAP for the applicable year in the case of our PEOs, Dr. Ortmanns and Mr. Dhawan and (ii) the average CAP for the applicable year for our
Non-PEO
NEOs; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments made to the SCT amounts to calculate CAP for our PEOs, Dr. Ortmanns and Mr. Dhawan, and for the average of the
Non-PEO
NEOs in accordance with the requirements of Item 402(v) of Regulation
S-K
is set forth in the following table:

	Fiscal Year 2023		Fiscal Year 2022			Fiscal Year 2021
	Dr. Ortmanns PEO	Average Non-PEO NEOs	Dr. Ortmanns PEO	Mr. Dhawan PEO	Average Non-PEO NEOs	Mr. Dhawan PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$14,438,733	$6,752,845	$5,348,695	$9,512,933	$2,775,483	$7,465,574	$1,803,823
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0
Minus Equity Award Value Reported in SCT for the Fiscal Year	$13,256,602	$6,059,259	$4,361,086	$9,329,311	$2,450,148	$5,806,759	$955,131
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$14,842,886	$3,379,689	$854,690	$1,881,873	$536,461	$10,606,123	$1,684,584
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	($52,694)	($8,411)	($6,984,598)	$0	($1,346,670)	$21,363,485	$6,688,566
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$318,036	$0	$0	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$0	$53,567	$827,689	$348,221	$2,084	$7,695,176	$1,064,011
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$150,371	$0	$19,867,283	$1,371,374	$0	$0
Plus Value of Dividends or other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$15,972,323	$4,286,095	($4,314,610)	($17,453,566)	($1,854,165)	$41,323,599	$10,285,852
In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on September 30, 2020 and ending on September 30 of each of 2023, 2022 and 2021, respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period. No dividends were paid by the Company during fiscal years 2021, 2022, or 2023.

(5)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group for these purposes is the S&P Software & Services Select Industry Index, which is the industry index used by the Company for purposes of compliance with Item 201(e) of Regulation
S-K
for all three fiscal years.

(6)	Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.

(7)
Revenue is the company-selected measure. Values shown reflect revenue as calculated for purposes of our executive compensation program for the applicable reporting fiscal year based on the reporting fiscal year’s STIP foreign exchange rate.

Performance Measures Used to Link Company Performance and CAP.
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for fiscal year 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

Revenue
Adjusted EBITDA
Adjusted EBITDA Margin
Bookings
Relationship between CAP and TSR
. The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between our TSR and CAP for the PEO and average CAP for the
Non-PEO
NEOs. As shown in the graph below, CAP to our PEO and the average CAP for the
Non-PEO
NEOs is aligned with the Company’s TSR over the three-year period from October 1, 2020 to September 30, 2023, in large part because a significant portion of the compensation awarded to the Company’s NEOs is in the form of equity awards, the value of which is impacted by stock price changes.

Relationship between CAP and GAAP Net Income
. The graph below reflects the relationship between the PEO and Average
Non-PEO
NEOs CAP and our GAAP Net Income. The Company does not use net income as a performance measure in its executive compensation program.

Relationship between CAP and Revenue (our Company-Selected Measure).
The graph below reflects the relationship between the PEO and Average
Non-PEO
NEOs CAP and our revenue.

CEO PAY RATIO

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median employee by looking at base salary plus target bonus as of September 30, 2023 for all active employees as of that date. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

For fiscal year 2023:

•	the annual total compensation of the employee identified as our median employee (other than our CEO) was $64,928; and

•	Dr. Ortmanns’ annual total compensation as reported in the Fiscal Year 2023 Summary Compensation Table was $14,438,733.

Therefore, our CEO Pay Ratio is approximately 222:1 (our CEO Pay Ratio would be 120:1 if the LTIP under the Fiscal Year 2023 TIA was annualized and the CEO’s annual total compensation for fiscal year 2023 was $7,810,432).

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

Our Board adopted, and Nuance as our sole shareholder prior to the Spin-Off approved, the 2019 Equity Incentive Plan (the “Plan”) for the benefit of certain of our current and future employees and other service providers and the Cerence 2019 Employee Stock Purchase Plan (the “ESPP”) for the benefit of our current and future employees. The following table provides information as of September 30, 2023, with respect to the securities authorized for issuance under these equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders (1)	3,515,044		3,401,214
Equity compensation plans not approved by shareholders
Total equity compensation plans	3,515,044		3,401,214

(1)	Includes the following plans: the Plan and the ESPP. These equity compensation plans were approved by the sole shareholder of the Company prior to the Spin-Off.

(2)	Represents the number of shares of common stock underlying outstanding RSUs and PSUs (at target levels) under the Plan.

TRANSACTIONS WITH RELATED PERSONS

Our Policy Regarding Related Party Transactions

Our Board has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that our Audit Committee will review each of Cerence’s transactions involving an amount exceeding $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and shareholders beneficially owning more than five percent (5%) of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Our Audit Committee will approve or ratify only those transactions that are fair and reasonable to Cerence and in our and our shareholders’ best interests.

A copy of our related party transactions policy can be found under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com.

Other than as disclosed below and the compensation agreements and other arrangements which are described in the “Executive Compensation” or “Director Compensation” section of this Proxy Statement, in fiscal year 2023, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent (5%) or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Agreements with Nuance

In order to govern the ongoing relationships between us and Nuance after the Spin-Off and to facilitate an orderly transition, we and Nuance entered into agreements providing for various services and rights following the Spin-Off, and under which we and Nuance agreed to indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements we entered into with Nuance.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with Nuance in advance of the Spin-Off. The Separation and Distribution Agreement sets forth our agreements with Nuance regarding the principal actions taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with Nuance following the Spin-Off.

Transfer of Assets and Assumption of Liabilities.    The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from Nuance so that we and Nuance retain the assets of, and the liabilities associated with, our respective businesses. Except as described below with respect to intellectual property, the Separation and Distribution Agreement generally provides that the assets comprising our business consist of those primarily related to our current business and operations. The liabilities we assumed in connection with the Spin-Off generally consist of those related to the past and future operations of our business, including our locations used in our current operations. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and Nuance.

The Separation and Distribution Agreement provides for (1) us to own certain specified patents and patent applications, a collection of software and other technology assets, and all other intellectual property rights exclusively related to the Cerence business, and the liabilities relating to, arising out of or resulting therefrom and (2) Nuance to retain any of its other intellectual property rights related to the Cerence business and the liabilities relating to, arising out of or resulting therefrom. The selection of intellectual property rights allocated to us in the agreement was generally determined to provide us with intellectual property rights with respect to technologies exclusively used by Nuance’s automotive business, and those intellectual property rights for which the development, enhancement and maintenance has historically been conducted by Nuance’s automotive business. Any technologies that are not allocated to us have been retained by Nuance, including certain patents, software and other technology assets related to Nuance’s healthcare and enterprise businesses.

Reorganization Transactions.    The Separation and Distribution Agreement described certain actions related to our separation from Nuance that occurred prior to the Spin -Off, including: (1) pursuant to a series of internal transfers to certain foreign subsidiaries that are now held under a Netherlands holding company, the non-U.S. assets and operations relating to our business were separated from the other non-U.S. assets and operations of Nuance, and the Netherlands holding company was in turn distributed to Nuance in an internal spin-off; (2) the U.S. assets and operations of our business were contributed to a new U.S. holding company; (3) employees relating to our business that were previously employed by Nuance subsidiaries that did not become subsidiaries of Cerence became employees of the appropriate Cerence subsidiaries; (4) both of the new holding companies were contributed to Cerence; and (5) prior to the Spin-Off, Cerence incurred indebtedness and distributed the proceeds to Nuance.

Intercompany Arrangements.    All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and Nuance, on the other hand, terminated and/or were repaid effective as of the Distribution or shortly thereafter, except specified agreements and arrangements that are intended to survive the Spin-Off.

Credit Support.    We agreed to use reasonable best efforts to arrange, prior to the Spin-Off, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through Nuance or any of its subsidiaries for the benefit of us or any of our subsidiaries.

Representations and Warranties.    In general, neither we nor Nuance made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets have been transferred on an “as-is,” “where-is” basis.

Further Assurances.    The parties will use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not yet been consummated as promptly as practicable following the Spin-Off. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Spin-Off.

Exchange of Information.    We and Nuance agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and Nuance also agreed to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the Separation and Distribution Agreement. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Release of Claims.    We and Nuance each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Spin-Off have been the other’s shareholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Spin-Off. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Indemnification.    We and Nuance each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and Nuance’s respective businesses. The amount of either Nuance’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which Nuance provided us, and we provided Nuance, with certain specified services for a limited time to help ensure an orderly transition following the Spin-Off. For a limited time after the Spin-Off, we may request that additional services in the same functional categories as the specified services provided by Nuance to us so long as such additional services were provided historically by Nuance to our business. The services are generally intended to be provided for a period no longer than twelve months following the Spin-Off, with a possibility to extend the term of each service up to an additional twelve months. Each party may terminate the agreement in its entirety in the event of a material breach of the agreement by the other party that is not cured within a specified time period. Each recipient party may also terminate the services on an individual basis upon prior written notice to the party providing the service.

The service recipient is required to pay to the service provider a fee equal to the cost of service specified for each service, which is billed on a monthly basis.

We agreed to indemnify and hold Nuance harmless from any damages to the extent arising out of Nuance’s provision of the services unless such damages are the result of Nuance’s gross negligence, willful misconduct, breach of the agreement or violation of law in providing services. Additionally, Nuance’s liability is generally subject to a cap in the amount of fees actually received by Nuance from us in connection with the provision of the services. We also generally indemnify Nuance for all liabilities to the extent arising out of Nuance’s provision of the services unless such liabilities are the result of Nuance’s gross negligence, willful misconduct, breach of the agreement or violation of law in providing services, in which case, Nuance indemnifies us for such liabilities. These indemnification and liability terms are customary for agreements of this type.

Of the specified services under the Transition Services Agreement all have concluded.

Tax Matters Agreement

We entered into a Tax Matters Agreement with Nuance that governs the respective rights, responsibilities and obligations of Nuance and us with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that we are responsible and will indemnify Nuance for all taxes, including income taxes, sales taxes, VAT and payroll taxes, relating to our business for all periods following the Spin-Off; and Nuance is responsible and will indemnify us for all taxes relating to our business for all periods preceding the Spin-Off. In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that were incurred as a result of restructuring activities undertaken to effectuate the Spin-Off. Nuance has the right to control any audit or contest relating to any taxes with respect to all periods prior to the Spin-Off, but we have the right to review and comment on Nuance’s conduct of any such audit or contest, to the extent that we could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.

In addition, the Tax Matters Agreement provides that we are required to indemnify Nuance for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state and local income tax law, as well as foreign tax law, where such taxes result from (1) breaches of covenants and representations we made and agreed to in connection with the Spin-Off, (2) the application of certain provisions of U.S. federal income tax law to the these transactions or (3) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement or other ancillary agreements) we take after the Spin-Off that gives rise to these taxes. Nuance has the exclusive right to control the conduct of any audit or contest relating to these taxes, but we have the right to review and comment on Nuance’s conduct of any such audit or contest, to the extent that we could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, business combinations, sales of assets and similar transactions) that are designed to address compliance with Section 355 and related provisions of the Code and are intended to preserve the tax-free nature of the Spin-Off. Under the Tax Matters Agreement, these restrictions apply for two years following the Spin-Off, unless we or Nuance obtain a private letter ruling from the IRS or an opinion of counsel, in each case acceptable to Nuance in its reasonable discretion, that the restricted action would not impact the non-recognition treatment of the Spin-Off, or unless Nuance otherwise gives its consent for us to take a restricted action. Even if we do obtain such a private letter ruling or opinion, or Nuance does otherwise consent to our taking an otherwise restricted action, we will remain liable to indemnify Nuance in the event such restricted action gives rise to an otherwise indemnifiable liability. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business and might discourage or delay a strategic transaction that our shareholders may consider favorable.

Employee Matters Agreement

We entered into an Employee Matters Agreement with Nuance that addresses employment and employee compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which our employees participated prior to the Spin-Off. Except as specifically provided in the Employee Matters Agreement, we are generally responsible for all employment and employee compensation and benefits-related liabilities relating to our employees, former employees and other service providers. In particular, we assumed certain assets and liabilities with respect to our current and former employees under certain of Nuance’s U.S. and non-U.S. defined benefit pension plans (with assets and liabilities allocated based on formulas specified in the Employee Matters Agreement for each pension plan). Generally, except as may be provided in the Transition Services Agreement, each of our employees ceased active participation in Nuance compensation and benefit plans as of the Spin-Off. The Employee Matters Agreement also provides that we establish certain compensation and benefit plans for the benefit of our employees following the Spin-Off, including a 401(k) savings plan, which accepts direct rollovers of account balances from the Nuance 401(k) savings plan for any of our employees who elect to do so. Generally, we assume and are responsible for any annual bonus payments, including with respect to the year in which the Spin-Off occurred, and any other cash-based incentive or retention awards to our current and former employees. The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and described above. In addition, the Employee Matters Agreement provides that we indemnify Nuance for certain employee-related liabilities associated with the Transition Services Agreement.

Agreements Governing Intellectual Property

Intellectual Property Agreement.    We entered into an Intellectual Property Agreement with Nuance, pursuant to which we granted to Nuance, and Nuance granted to us, perpetual, non-exclusive, royalty-free licenses to certain patents and technology, as well as certain other intellectual property that have historically been shared between us and Nuance. The intellectual property licensed to us under the Intellectual Property Agreement includes patents, software and technologies that have generally been more significant to the business of Nuance, but are used in our business following the Spin-Off, and are technologies in the general areas of automatic speech recognition and natural language understanding.

Following the Spin-Off, the patent and technology licenses are generally limited to the respective licensee’s defined field of use, and after the fifth anniversary of the Spin-Off, the technology licenses will extend to all fields. The field of use for intellectual property licensed from Nuance to Cerence is generally for the automotive industry and certain ancillary fields, including (1) providing customer service and call center solutions to vehicle manufacturers and transportation service providers and (2) providing certain internet of things devices for the China market (excluding the healthcare and enterprise solutions markets). The field of use for intellectual property licensed from Cerence to Nuance is generally for industries other than the automotive industry. The Intellectual Property Agreement also provides arrangements for each of us and Nuance to utilize certain data used by both us and Nuance. In addition, we agreed not to challenge Nuance’s rights in its existing intellectual property rights or act to impair such intellectual property rights, and Nuance agreed not to challenge our rights in our existing intellectual property rights or act to impair such intellectual property rights. The non-exclusive license to us will generally be transferable with any sale or transfer of an entity or line of business of ours that utilizes Nuance’s intellectual property, and the license to Nuance will generally be transferable with any sale or transfer of an entity or line of business of Nuance that utilizes our intellectual property.

Transitional Trademark License Agreement.    We entered into a Transitional Trademark License Agreement with Nuance, pursuant to which Nuance granted us a non-exclusive, royalty free license to continue using certain of Nuance’s trademarks, trade names and service marks with respect to the “Nuance” and “Dragon” brands in connection with the sale, marketing and other commercialization of our products and services. The term of the licenses generally does not exceed six months. The Transitional Trademark License Agreement also provides that we use commercially reasonable efforts to cease using the licensed trademarks as soon as reasonably practicable. The license to us is generally transferable with any sale or transfer of an entity or line of business of ours that utilizes Nuance’s trademarks.

PROPOSAL TWO

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs for the fiscal year ended September 30, 2023 as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our NEOs with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the compensation of our NEOs for the fiscal year ended September 30, 2023.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

RESOLVED, that the shareholders hereby approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this non-binding, advisory proposal requires the affirmative vote of a majority of the votes properly cast. As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our Board and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our shareholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

On November 7, 2023, the Audit Committee approved the retention of BDO USA PC1 (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. We expect that a representative of BDO will be present at the 2024 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Although shareholder approval of the appointment of BDO is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this appointment. Shareholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2024.

Audit Fees

The following table sets forth the approximate aggregate fees paid by the Company to BDO during the fiscal years ended September 30, 2023 and 2022.

	Fiscal 2023	Fiscal 2022
Audit Fees	$2,654,814	$2,033,647
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,654,814	$2,033,647

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the CFO and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairperson, acting on behalf of the Company and the entire Audit Committee before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the CFO, contacts the Audit Committee Chairperson and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF BDO USA PC AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

[1]	BDO USA, LLP transitioned from a partnership to a corporation effective July 1, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company, including establishing, assessing, and maintaining internal controls and audits of the financial statements of the Company on behalf of the Board. The Company’s management has primary responsibility for the financial statements and for assessing and maintaining effective internal control over financial reporting.

The Audit Committee acts pursuant to a written charter. A copy of the charter is available under “Leadership and Governance” in the Investors section of the Company’s website, www.cerence.com. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

The Audit Committee reviewed with management the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in such financial statements and the effectiveness of the internal control over financial reporting. The Audit Committee reviewed with BDO USA PC, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Audit Committee has discussed with BDO USA PC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO USA PC required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA PC’s communications with the Audit Committee concerning independence and has discussed with BDO USA PC its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.

The Audit Committee

Kristi Ann Matus (Chair)

Sanjay Jha

Alfred Nietzel

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth, as of December 18, 2023, information regarding the beneficial ownership of the outstanding shares of our common stock by:

•	each member of our Board of Directors and each of our Named Executive Officers individually;

•	all members of our Board of Directors and executive officers as a group; and

•	each other person who is known to be the beneficial owner of more than 5% of our Common Stock.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of Common Stock subject to shares issuable upon vesting of restricted stock units or performance stock units within 60 days after December 18, 2023, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Except as otherwise indicated below, each individual or entity shown in the table has furnished information with respect to beneficial ownership and the address of each executive officer and director listed below is c/o Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803.

Name and Address of Beneficial Owner:	Number of Shares Beneficially Owned	Percent of Class
5% Shareholders:
BlackRock, Inc. (1).	7,039,253	17.07%
The Vanguard Group (2)	4,799,018	11.64%
Ameriprise Financial, Inc. (3)	4,042,923	9.8%
Cooper Creek Partners Management LLC (4)	2,047,642	4.97%
Directors and Named Executive Officers:
Stefan Ortmanns (5)	191,635	*
Thomas Beaudoin (6)	80,625	*
Iqbal Arshad (7)	54,429	*
Prateek Kathpal	0	*
Arun Sarin (8)	46,334	*
Marianne Budnik (9)	30,047	*
Douglas Davis (10)	9,425	*
Sanjay Jha (11)	30,047	*
Marcy Klevorn (12)	5,285	*
Kristi Ann Matus (13)	19,143	*
Alfred Nietzel (14)	25,047	*
Directors, nominees and executive officers as a group (11 persons)	492,017	1.19%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

This information regarding the beneficial ownership of BlackRock, Inc. (“BlackRock”) is based on a Schedule 13G/A filed by such shareholder on January 26, 2023 reporting beneficial ownership as of December 31, 2022. BlackRock reported 7,039,253 shares beneficially owned with sole dispositive power over all of the shares and sole voting power over 6,964,880 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)

This information regarding the beneficial ownership of The Vanguard Group is based on a Schedule 13G/A filed by such shareholder on February 9, 2023 reporting beneficial ownership as of December 30, 2022. The Vanguard Group has sole voting power with respect to no shares, shared voting power with respect to 36,599 shares, sole dispositive power with respect to 4,726,300 shares and shared dispositive power with respect to 72,718 shares. The address of this shareholder is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

This information regarding the beneficial ownership of Ameriprise Financial, Inc. (“AFI”) is based on a Schedule 13G/A filed by such shareholder and Columbia Management Investment Advisers, LLC (“CMIA”) on June 12, 2023,

reporting beneficial ownership as of May 31, 2023. The entities reported the following beneficial ownership: (i) 4,042,923 shares beneficially owned by AFI, with shared voting power over 3,820,019 shares and shared dispositive power over all of the shares, and (ii) 3,920,861 shares beneficially owned by CMIA, with shared voting power over 3,820,039 shares and shared dispositive power over all of the shares. CMIA is the investment adviser to each account that holds shares of Common Stock listed herein. AFI is the parent holding company of CMIA. CMIA and AFI do not directly own any shares of Common Stock. As the investment adviser to the accounts, CMIA may be deemed to beneficially own the shares reported herein by the accounts. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by the accounts. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, MA 02210. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(4)

This information regarding the beneficial ownership of Cooper Creek Partners Management LLC (“Cooper Creek”) is based on a Schedule 13G filed by such shareholder on February 13, 2023, reporting beneficial ownership as of December 31, 2022. The address for Cooper Creek is 501 Madison Avenue, Suite 302, New York, NY 10022.

(5)	Consists of (i) 166,242 shares of common stock held directly by Dr. Ortmanns and (ii) 25,393 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(6)	Consists of (i) 64,895 shares of common stock held directly by Mr. Beaudoin and (ii) 15,730 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(7)	Consists of (i) 38,660 shares of common stock held directly by Mr. Arshad and (ii) 15,769 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(8)	Consists of (i) 40,915 shares of common stock held directly by Mr. Sarin and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(9)	Consists of (i) 24,628 shares of common stock held directly by Ms. Budnik and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(10)	Consists of (i) 4,006 shares of common stock held directly by Mr. Davis and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(11)	Consists of (i) 24,628 shares of common stock held directly by Mr. Jha and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(12)	Consists of 5,285 shares issuable to Ms. Klevorn upon vesting of RSUs within 60 days of December 18, 2023.

(13)	Consists of (i) 13,724 shares of common stock held directly by Ms. Matus and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

(14)	Consists of (i) 19,628 shares of common stock held directly by Mr. Nietzel and (ii) 5,419 shares issuable upon vesting of RSUs within 60 days of December 18, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Our officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended September 30, 2023, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis.

ADDITIONAL INFORMATION

Notice and Access

We have made these proxy materials available to you on the Internet in connection with the solicitation by our Board of Directors of proxies to be voted at our 2024 annual meeting of shareholders to be held online on Thursday, February 15, 2024 at 11:00 a.m. Eastern Time. We have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. On or about January 5, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting. As a shareholder of Cerence, you are invited to participate in our annual meeting virtually via the Internet, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the Internet.

In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Other Matters

Management knows of no business or nominations that will be presented for consideration at the 2024 Annual Meeting other than as stated in the Notice of the 2024 Annual Meeting of Shareholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Householding

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report and proxy statement is sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803 or upon telephonic request to 857-362-7300, Attn: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Annual Report on Form 10-K

We filed our Annual Report on Form 10-K for fiscal year 2023 with the SEC on November 29, 2023. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2023, excluding exhibits. Please send a written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Investor Relations, or access the report under “Financial Information” in the Investors section of our website, www.cerence.com.

Incorporation by Reference

The information contained in this Proxy Statement under the caption “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The information contained in our website, including any documents referenced herein that appear on our website, is not included as part of, or incorporated by reference into, this Proxy Statement or in any other document we file with the SEC, and any references to our website are intended to be inactive textual references only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding Cerence’s future performance, operating results and financial condition, strategic and operating plans, transformation, innovation and new product offerings, growth opportunities, market trends, and management’s future expectations, beliefs, goals, plans or prospects. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “target”, “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materiality from those anticipated by the forward-looking statements, including the risks detailed in the Company’s Annual Report on Form 10 -K for the fiscal year ended September 30, 2023 and other filings with the SEC. The Company assumes no obligation to update any forward-looking information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CRNC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-390-5267 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Cerence Inc. Annual Meeting of Stockholders For Stockholders of record as of December 18, 2023 DATE: Thursday, February 15, 2024 TIME: 11:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the internet Please visit www.proxydocs.com/CRNC for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Stefan Ortmanns, Chief Executive Officer, Jennifer Salinas, General Counsel and Thomas Beaudoin, Chief Financial Officer (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cerence Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cerence Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of nine directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal; FOR AGAINST ABSTAIN 1.01 Arun Sarin FOR 1.02 Thomas Beaudoin FOR 1.03 Marianne Budnik FOR 1.04 Douglas Davis FOR 1.05 Sanjay Jha FOR 1.06 Marcy Klevorn FOR 1.07 Kristi Ann Matus FOR 1.08 Alfred Nietzel FOR 1.09 Stefan Ortmanns FOR FOR AGAINST ABSTAIN 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and FOR 3. Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CRNC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date